EXHIBIT 1

Constitution

Telstra Corporation Limited
ABN 33 051 775 556

Douglas Gration
Company Secretary
Level 41/242 Exhibition Street
Melbourne VIC 3000

Effective 14 November 2006

101 Collins Street Melbourne Victoria 3000 Australia
Telephone +61 3 9288 1234 Facsimile +61 3 9288 1567
www.freehills.com DX 240 Melbourne

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE
Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference PAB:WW

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Telstra Corporation Limited ABN 33 051 775 556
A public company limited by shares
Constitution
1	Preliminary
1.1	Definitions and interpretation
(a)	In this constitution:

Act means the Corporations Act 2001 (Cth);

Associate has the same meaning as in the Telstra Act;

ASTC Settlement Rules means the operating rules of ASX Settlement and Transfer Corporation Pty Limited and, to the extent that they are applicable, the operating rules of the Exchange and the operating rules of Australian Clearing House Pty Limited;

business day has the same meaning as in the Listing Rules;

Claim means, for the purposes of rule 30:
(a)	any writ, summons, cross-claim, counterclaim application or other originating legal or arbitral process against an Officer as such an Officer;

(b)	any hearing, complaint, enquiry, investigation, proceeding or application however commenced or originating against an Officer as such an Officer;

(c)	any written or oral demand or threat that might result in the Officer reasonably believing that any such process, hearing, complaint, enquiry, investigation, proceeding or application referred to in paragraphs (a) or (b) above may be initiated, which may give rise to a right to be indemnified or a right to be advanced an amount by the company under rule 30;

Domestic Holding means the holding of a Foreign Member consisting of the member’s Domestic Shares;

Domestic Shares means those shares held by a Foreign Member which, if those shares were the only shares held by that member, the member would not be a Foreign Member;

Employee means, for the purposes of rule 30, a person who is or has been an employee of the company or a related body corporate of the company, who is not an Officer or an Outside Officer;

Exchange means Australian Stock Exchange Limited or such other body corporate that is declared by the directors to be the company’s primary stock exchange for the purposes of this definition;

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Foreign Holding means the shares held by a Foreign Member in each HIN or SRN in relation to which the member is a Foreign Member, excluding any Domestic Shares held by that member in the relevant HIN or SRN;

Foreign Member means:
(a)	a member who is a Foreign Person or an Associate of a Foreign Person and who holds an interest in the shares registered in the name of that member;

(b)	a member who is the registered holder of shares in which a Foreign Person or an Associate of a Foreign Person has an interest;

(c)	the depository for the American Depository Receipts or its custodian (unless the Foreign Ownership Regulations provide otherwise);

(d)	a member holding shares registered on any New Zealand branch share register of the company in respect only of such shares (unless the Foreign Ownership Regulations provide otherwise); or

(e)	a member who is a person deemed a Foreign Member under the Foreign Ownership Regulations published under rule 11.2 from time to time;
Foreign Ownership Regulations means the rules, regulations, forms, procedures and policies published by the directors under rule 11.2 from time to time;

Foreign Person has the same meaning as in the Telstra Act;

Foreign Register means a register containing such information as the directors consider appropriate in relation to shares held by Foreign Members and foreign ownership generally;

HIN has the same meaning as in the ASTC Settlement Rules;

interest in relation to a share under rules 1.1 and 11, has the same meaning as in the Telstra Act but does not include any interest required to be disregarded under the Telstra Act or regulations made under that Act;

Listing Rules means the listing rules of the Exchange as they apply to the company;

member:
(a)	subject to paragraph (b), means a person for the time being entered in the register as a member of the company; and

(b)	for so long as schedule 1 applies, has the meaning as set out in schedule 1;
Mixed Member means a Foreign Member, as defined in paragraphs (a) and (b) of that term, who holds Domestic Shares;

Officer, for the purposes of rule 30, means:
(a)	a person who is or has been a director, alternate director, secretary or senior manager of the company or a wholly owned subsidiary of the company; and

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(b)	a person who is or has been a director, alternate director, secretary or senior manager of a related body corporate of the company (other than a wholly owned subsidiary of the company) while also a director or an employee of the company or a wholly owned subsidiary of the company;
Outside Entity means, for the purposes of rule 30, a body corporate which is not a related body corporate of the company;

Outside Officer means, for the purposes of rule 30, a person who is or has been a director, alternate director, secretary or senior manager of a related body corporate of the company (other than a wholly owned subsidiary of the company) while not an employee or director of the company or a wholly owned subsidiary of the company;

proper ASTC transfer has the same meaning as in the Corporations Regulations 2001 (Cth);

record time means:
(a)	in the case of a meeting for which the caller of the meeting has decided, under the Act, that shares are to be taken to be held by the persons who held them at a specified time before the meeting, that time; and

(b)	in any other case, the time of the relevant meeting;
Register:
(a)	subject to paragraph (b), means the register of members kept in accordance with the Act; and

(b)	for so long as schedule 1 applies, has the meaning set out in schedule 1;
registered address:
(a)	subject to paragraph (b), means the address of a member as shown on the Register; and

(b)	for so long as schedule 1 applies, has the meaning as set out in schedule 1;
representative, in relation to a member which is a body corporate and in relation to a meeting, means a person authorised in accordance with the Act (or a corresponding previous law) by the body corporate to act as its representative at the meeting;

restricted security has the same meaning as in rule 2.4 of this constitution;

seal means any common seal, duplicate seal or certificate seal of the company;

senior manager has the same meaning as in the Act;

SRN has the same meaning as in the ASTC Settlement Rules;

Telstra Act means the Telstra Corporation Act 1991 (Cth);

transmission event means:

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(a)	for a member who is an individual, the member’s death, the member’s bankruptcy or the member becoming of unsound mind or a person who, or whose estate, is liable to be dealt with in any way under the law relating to mental health; and

(b)	for a member who is a body corporate, the dissolution of the member or the succession by another body corporate to the assets and liabilities of the member;
Unacceptable Foreign Ownership Situation has the same meaning as in section 8BG of the Telstra Act;

Unacceptable Individual Foreign Ownership Situation has the meaning given to the term ‘Unacceptable Foreign Ownership Situation’ described in section 8BG(b) of the Telstra Act; and

URL means Uniform Resource Locator, the address that specifies the location of a file on the internet.

(b)	A reference in this constitution to a partly paid share is a reference to a share on which there is an amount unpaid.

(c)	A reference in this constitution to an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid.

(d)	A reference in this constitution to a call or an amount called on a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date.

(e)	A reference in this constitution to a member for the purposes of a meeting of members for which the caller of the meeting has determined a record time is a reference to a registered holder of shares as at the relevant record time.

(f)	A reference in this constitution to a member present at a general meeting is a reference to:
(1)	a member present in person; or

(2)	a member present by proxy, attorney or representative; or

(3)	except in any rule which specifies a quorum, a member who has duly lodged a valid direct vote in relation to the general meeting under rule 20.4(j).
(g)	A chairman or deputy chairman appointed under this constitution may be referred to as chairperson, or deputy chairperson, or as chair, if applicable.

(h)	A reference in this constitution to a person holding or occupying a particular office or position is a reference to any person who occupies or performs the duties of that office or position.

(i)	The company may, but is not obliged to, treat a member as a separate member in respect of each separate HIN or SRN under which its shares are recorded in the Register.

(j)	Unless the contrary intention appears, in this constitution:
(1)	words that refer to a singular number also refer to plural numbers, and the other way around;

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(2)	words that refer to a gender also refer to the other genders;

(3)	words used to refer to persons generally or to refer to a natural person include a body corporate, body politic, partnership, joint venture, association, board, group or other body (whether or not the body is incorporated);

(4)	a reference to a person includes that person’s successors and legal personal representatives;

(5)	a reference to a statute or regulation, or a provision of any of them includes all statutes, regulations or provisions amending, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(6)	a reference to the Listing Rules or the ASTC Settlement Rules includes any variation, consolidation or replacement of those rules and is to be taken to be subject to any applicable waiver or exemption; and

(7)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.
(k)	In this constitution, headings and bold type are only for convenience and do not affect the meaning of this constitution.

(l)	In this constitution, footnotes are only for convenience, and do not form part of the constitution or affect the meaning of this constitution.

(m)	This constitution is to be read together with all attached schedules, and a reference to this constitution includes a reference to its schedules.
1.2	Application of other rules
(a)	The rules that apply as replaceable rules to companies under the Act, and the regulations in Table A in the legislation under which the company was formed, do not apply to the company except so far as they are repeated in this constitution.

(b)	Despite any provision of this constitution, the Telstra Act applies to the governance of the company and, where any provision of this constitution is inconsistent with a provision of the Telstra Act, then the Telstra Act applies to the exclusion of this constitution to the extent of the inconsistency.

(c)	Unless the contrary intention appears, in this constitution:
(1)	an expression in a rule that deals with a matter dealt with by a provision of the Act, the Listing Rules or the ASTC Settlement Rules has the same meaning as in that provision; and

(2)	subject to rule 1.2(c)(1), an expression in a rule that is used in the Act has the same meaning in this constitution as in the Act.

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1.3	Exercising powers
(a)	The company may, in any way the Act permits:
(1)	exercise any power;

(2)	take any action; or

(3)	engage in any conduct or procedure,
which, under the Act a company limited by shares may exercise, take or engage in.

(b)	Where this constitution provides that a person “may” do a particular act or thing, the act or thing may be done at the person’s discretion.

(c)	Where this constitution confers a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the same way and subject to the same conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing.

(d)	Where this constitution confers a power to do a particular act or thing, the power may be exercised from time to time and may be exercised subject to conditions.

(e)	Where this constitution confers a power to do a particular act or thing concerning particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that act or thing as to only some of those matters or as to a particular class of those matters, and to make different provision concerning different matters or different classes of matters.

(f)	Where this constitution confers a power to make appointments to an office or position (except the power to appoint a director under rule 23.3(a)), the power is, unless the contrary intention appears, to be taken to include a power:
(1)	to appoint a person to act in the office or position until a person is appointed to the office or position;

(2)	to remove or suspend any person appointed (without prejudice to any rights or obligations under any contract between the person and the company); and

(3)	to appoint another person temporarily in the place of any person removed or suspended or in the place of any sick or absent holder of the office or position.
(g)	Where this constitution gives power to a person to delegate a function or power:
(1)	the delegation may be concurrent with, or (except in the case of a delegation by the directors) to the exclusion of, the performance or exercise of that function or power by the person;

(2)	the delegation may be either general or limited in any way provided in the terms of delegation;

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(3)	the delegation need not be to a specified person but may be to any person holding, occupying or performing the duties of a specified office or position;

(4)	the delegation may include the power to delegate; and

(5)	where performing or exercising that function or power depends on that person’s opinion, belief or state of mind about a matter, that function or power may be performed or exercised by the delegate on the delegate’s opinion, belief or state of mind about that matter.
1.4	Currency

Any amount payable to the holder of a share, whether in relation to dividends, repayment of capital, participation in surplus property of the company or otherwise, may, with the agreement of the holder or under the terms of issue of the share, be paid in the currency of a country other than Australia. The directors may fix a time on or before the payment date as the time at which the applicable exchange rate will be determined for that purpose.

1.5	Transitional provisions

This constitution must be interpreted in such a way that:
(a)	every director, managing director and secretary in office in that capacity immediately before this constitution is adopted continues in office subject to, and is taken to have been appointed or elected under, this constitution;

(b)	the directors are taken, immediately after this constitution is adopted, to have decided under rule 23.1 a number which is equal to the number of the persons in office as directors immediately after this constitution is adopted;

(c)	any register maintained by the company immediately before this constitution is adopted is taken to be a register maintained under this constitution;

(d)	any seal adopted by the company as a seal immediately before this constitution is adopted is taken to be a seal which the company has under a relevant authority given by this constitution;

(e)	for the purposes of rule 12.8, a cheque issued under the predecessor of rule 12.7(a) is taken to have been issued under rule 12.7(a) , any money held at the date of adoption of this constitution for a member under the predecessor of rule 12.7(c) is taken to have been held in an account under rule 12.7(c), and any money held at the date of adoption of this constitution for a member the company regards as uncontactable is taken to have been held in an account under rule 12.7(d) ;

(f)	unless a contrary intention appears in this constitution, all persons, things, agreements and circumstances appointed, approved or created by or under the constitution of the company in force before this constitution is adopted continue to have the same status, operation and effect after this constitution is adopted;

(g)	the directors are permitted to:

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(1)	pay or provide to any director who was appointed before 30 June 2002 or a legal personal representative, spouse, relative or dependant of the director, in addition to any remuneration of that director under rule 24.1(a), a pension or benefit for past services rendered by that director at any time after the director dies or ceases to hold office as a director for any other reason; and

(2)	cause the company to enter into a contract with the director or a legal personal representative, spouse, relative or dependant of the director to give effect to such a payment or provide for such a benefit; and
(h)	the directors are permitted to establish or support, or assist in the establishment or support, of funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to or in respect of any director who was appointed before 30 June 2002 or a former director and grant pensions and allowances to those persons or their dependants either by periodic payment or a lump sum, including by making payments into a superannuation fund or otherwise.
2	Shares
2.1	Directors’ power to issue shares [1]

Subject to this constitution the directors may:
(a)	issue, allot or grant options for, or otherwise dispose of, shares in the company; and

(b)	decide:
(1)	the persons to whom shares are issued or options are granted;

(2)	the terms on which shares are issued or options are granted; and

(3)	the rights and restrictions attached to those shares or options.
2.2	Joint holders of shares

Where 2 or more persons are registered as the holders of a share, they hold it as joint tenants with rights of survivorship, on the following conditions:
(a)	they are liable individually as well as jointly for all payments, including calls, in respect of the share;

(b)	subject to rule 2.2(a), on the death of any one of them the survivor is the only person the company will recognise as having any title to the share;

(c)	any one of them may give effective receipts for any dividend, bonus, interest or other distribution or payment in respect of the share; and

[1]	The power of directors under this rule 2.1 is subject to the power of the Minister of Finance to direct Telstra not to dilute the Commonwealth’s equity up to the 85% sale day (that is, the day the Commonwealth holds less than 15% of the voting shares in the company) (see section 8AYA, Telstra Act).

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(d)	except where persons are jointly entitled to a share because of a transmission event, or where required by the Listing Rules or the ASTC Settlement Rules, the company may, but is not required to, register more than 3 persons as joint holders of the share.
2.3	Equitable and other claims

The company may treat the registered holder of a share as the absolute owner of that share and need not:
(a)	recognise a person as holding a share on trust, even if the company has notice of a trust; or

(b)	recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share by any other person, except an absolute right of ownership in the registered holder, even if the comp any has notice of that claim or interest.
2.4	Restricted securities

If, at any time, any of the share capital of the company is classified by the Exchange as “restricted securities”, then despite any other provision of this constitution:
(a)	the restricted securities must not be disposed of during the escrow period except as permitted by the Listing Rules or the Exchange;

(b)	the company must refuse to acknowledge a disposal (including registering a transfer) of the restricted securities during the escrow period except as permitted by the Listing Rules or the Exchange; and

(c)	during a breach of the Listing Rules relating to restricted securities, or a breach of a restriction agreement, the holder of the restricted securities is not entitled to any dividend or distribution, or voting rights, in respect of the restricted securities.
3	Preference shares
3.1	Power to issue preference shares

The company may issue preference shares including preference shares which are, or at the option of the company or holder are, liable to be redeemed or convertible into ordinary shares.

3.2	Rights attaching to preference shares
(a)	Each preference share confers on the holder a right to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at the rate and on the basis decided by the directors under the terms of issue.

(b)	In addition to the preferential dividend and rights on winding up, each preference share may participate with the ordinary shares in profits and

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assets of the company, including on a winding up, if and to the extent the directors decide under the terms of issue.

(c)	The preferential dividend may be cumulative only if and to the extent the directors decide under the terms of issue, and will otherwise be non-cumulative.

(d)	Each preference share confers on its holder the right in a winding up and on redemption to payment in priority to the ordinary shares of:
(1)	the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and

(2)	any additional amount specified in the terms of issue.
(e)	To the extent the directors may decide under the terms of issue, a preference share may confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.

(f)	A preference share does not confer on its holder any right to participate in the profits or property of the company except as set out above.
3.3	Voting rights attaching to preference shares
(a)	A preference share does not entitle its holder to vote at any general meeting of the company except in the following circumstances:
(1)	on any of the proposals specified in rule 3.3(b);

(2)	on a resolution to approve the terms of a buy back agreement;

(3)	during a period in which a dividend or part of a dividend on the share is in arrears;

(4)	during the winding up of the company; or

(5)	in any other circumstances in which the Listing Rules require holders of preference shares to be entitled to vote.
(b)	The proposals referred to in rule 3.3(a)(1) are proposals:
(1)	to reduce the share capital of the company;

(2)	that affect rights attached to the share;

(3)	to wind up the company; or

(4)	for the disposal of the whole of the property, business and undertaking of the company.
(c)	The holder of a preference share who is entitled to vote in respect of that share under rule 3.3(a) is, on a poll, entitled to the number of votes specified in, or determined in accordance with, the terms of issue for the share.
3.4	Redemption of redeemable preference shares

In the case of a redeemable preference share, the company must, at the time and place for redemption specified in, or determined in accordance with, the terms of issue for the share, redeem the share and, on receiving a redemption notice under

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the terms of issue, pay to or at the direction of the holder the amount payable on redemption of the share.

3.5	Restrictions on transfer of preference shares

A holder of a preference share must not transfer or purport to transfer, and the directors, to the extent permitted by the Listing Rules, must not register a transfer of, the share if the transfer would contravene any restrictions on the right to transfer the share set out in the terms of issue for the share.
4	Alteration of share capital
4.1	Directors’ power to give effect to an alteration of share capital

Subject to the Act, the directors may do anything required to give effect to any resolution altering the company’s share capital, including, where a member becomes entitled to a fraction of a share on a consolidation:
(a)	making cash payments;

(b)	determining that fractions may be disregarded in order to adjust the rights of all parties;

(c)	appointing a trustee to deal with any fractions on behalf of members; and

(d)	rounding up each fractional entitlement to the nearest whole share by capitalising any amount available for capitalisation under rule 13 even though only some of the members participate in the capitalisation.
4.2	Conversion or reclassification of shares

Subject to rule 4.3, the company may by resolution convert or reclassify shares from one class to another.

4.3	Variation of class rights
(a)	The rights attached to any class of shares may, unless their terms of issue state otherwise, be varied:
(1)	with the written consent of the holders of 75% of the shares of the class; or

(2)	by a special resolution passed at a separate meeting of the holders of shares of the class.
(b)	The provisions of this constitution relating to general meetings apply, with necessary changes, to separate class meetings as if they were general meetings except that:
(1)	a quorum is two or more persons who, together, hold or represent by proxy, attorney or representative, at least 10% of the issued

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shares of the class or, if there is one holder of shares in a class, that person;[2] and

(2)	any holder of shares of the class present in person or by proxy, attorney or representative, may demand a poll.
(c)	The rights conferred on the holders of any class of shares are to be taken as not having been varied by the creation or issue of further shares ranking equally with them.
5	Calls
5.1	Directors’ powers regarding calls
(a)	Subject to the terms on which any shares are issued, the directors may:
(1)	make calls on the members for any amount unpaid on their shares which is not by the terms of issue of those shares made payable at fixed times; and

(2)	on the issue of shares, differentiate between members as to the amount of calls to be paid and the time for payment.
(b)	The directors may require a call to be paid by instalments.

(c)	A call is taken to have been made when the resolution of the directors authorising the call is passed.
5.2	Notice of calls
(a)	The directors must send members notice of a call at least 14 days (or such longer period required by the Listing Rules) before the amount called is due, specifying the time and place of payment.

(b)	A call is valid even if a member for any reason does not receive notice of the call.
5.3	Payment of calls
(a)	Each member must pay to the company by the time and at the place specified the amount called on the member’s shares.

(b)	Any amount unpaid on a share that, by the terms of issue of the share, becomes payable on issue or at a fixed date:
(1)	is treated for the purposes of this constitution as if that amount were payable under a call duly made and notified; and

(2)	must be paid on the date on which it is payable under the terms of issue of the share.

[2]	Until the Commonwealth ceases to hold a majority of the voting shares in the company, this quorum provision subject to rule 3 of schedule 2 of this constitution.

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5.4	Interest and other costs on unpaid calls

If an amount called on a share is not paid in full by the time specified for payment, the person who owes the amount must pay:
(a)	interest on the unpaid part of the amount from the date payment is due to the date payment is made, at a rate determined under rule 10; and

(b)	any costs, expenses or damages the company incurs due to the failure to pay or late payment.
5.5	Directors’ power to revoke or waive a call
(a)	The directors may revoke a call or extend the time for payment.

(b)	The directors may, to the extent the law permits, waive or compromise all or part of any payment due to the company under the terms of issue of a share or under this rule 5.
5.6	Proceedings to recover calls
(a)	In a proceeding to recover a call, or an amount payable due to the failure to pay or late payment of a call, proof that:
(1)	the name of the defendant is entered in the Register as the holder or one of the holders of the share on which the call is claimed;

(2)	the resolution making the call is recorded in the minute book; and

(3)	notice of the call was given to the defendant complying with this constitution, is conclusive evidence of the obligation to pay the call and it is not necessary to prove the appointment of the directors who made the call or any other matter.

(b)	In rule 5.6(a), defendant includes a person against whom the company alleges a set-off or counterclaim, and a proceeding to recover a call or an amount is to be interpreted accordingly.
5.7	Payments in advance of calls
(a)	The directors may accept from a member the whole or a part of the amount unpaid on a share even though no part of that amount has been called.

(b)	The directors may authorise payment by the company of interest on an amount accepted under rule 5.7(a), until the amount becomes payable, at a rate agreed between the directors and the member paying the amount.

(c)	The directors may repay to a member any amount accepted under rule 5.7(a).

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6	Forfeiture and indemnity
6.1	Failure to pay a call

If a member fails to pay the whole of a call or an instalment of a call by the time specified for payment, the directors may serve a notice on that member:
(a)	requiring payment of the unpaid part of the call or instalment, together with any interest that has accrued and all costs, expenses or damages that the company has incurred due to the failure to pay;

(b)	naming a further time (at least 14 days after the date of the notice) by which, and a place at which, the amount payable under rule 6.1(a) must be paid; and

(c)	stating that if the whole of the amount payable under rule 6.1(a) is not paid by the time and at the place named, the shares on which the call was made will be liable to be forfeited.
6.2	Failure to comply with rule 6.1 notice
(a)	If a member does not comply with a notice served under rule 6.1, the directors may by resolution forfeit any share concerning which the notice was given at any time after the day named in the notice and before the payment required by the notice is made.

(b)	A forfeiture under rule 6.2(a) includes all dividends, interest and other amounts payable by the company on the forfeited share and not actually paid before the forfeiture.
6.3	Notice of forfeiture of a share
(a)	Where a share has been forfeited:
(1)	notice of the resolution must be given to the member in whose name the share stood immediately before the forfeiture; and

(2)	an entry of the forfeiture, with the date, must be made in the Register.
(b)	Failure to give the notice or to make the entry required under rule 6.3(a) does not invalidate the forfeiture.
6.4	Sale or reissue of forfeited shares

A forfeited share becomes the property of the company and the directors may sell, reissue or otherwise dispose of the share as they think fit and, in the case of reissue or other disposal, with or without crediting as paid up any amount paid on the share by any former holder.

6.5	Loss of member rights on forfeited shares
(a)	A person whose shares have been forfeited ceases to be a member as to the forfeited shares, but must, if the directors decide, pay to the company:

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(1)	all calls, instalments, interest, costs, expenses and damages owing on the shares at the time of the forfeiture; and

(2)	interest on the unpaid part of the amount payable under rule 6.5(a)(1), from the date of the forfeiture to the date of payment, at a rate determined under rule 10.
(b)	The forfeiture of a share extinguishes all interest in, and all claims and demands against the company relating to, the forfeited share and, subject to rule 9.3(c), all other rights attached to the share.
6.6	Exemption, waiver and cancellation of forfeiture

The directors may:
(a)	exempt a share from all or part of this rule 6 ;

(b)	waive or compromise all or part of any payment due to the company under this rule 6; and

(c)	before a forfeited share has been sold, reissued or otherwise disposed of, cancel the forfeiture on the conditions they decide.
6.7	Members’ indemnity
(a)	If the company becomes liable for any reason under a law to make a payment:
(1)	in respect of shares held solely or jointly by a member;

(2)	in respect of a transfer or transmission of shares by a member;

(3)	in respect of dividends, bonuses or other amounts due or payable or which may become due and payable to a member; or

(4)	in any other way for, on account of or relating to a member, rule 6.7(b) applies, in addition to any right or remedy the company may otherwise have.

(b)	The member or, if the member is dead, the member’s legal personal representative must:
(1)	fully indemnify the company against that liability;

(2)	on demand reimburse the company for any payment made; and

(3)	pay interest on the unpaid part of the amount payable to the company under rule 6.7(b)(2), from the date of demand until the date the company is reimbursed in full for that payment, at a rate determined under rule 10.
(c)	The directors may:
(1)	exempt a share from all or part of this rule 6.7; and

(2)	waive or compromise all or part of any payment due to the company under this rule 6.7.

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7	Lien
7.1	Lien on shares
(a)	The company has a first lien on:
(1)	each partly paid share for all unpaid calls and instalments due on that share; and

(2)	each share for any amounts the company is required by law to pay and has paid in respect of that share.
In each case the lien extends to reasonable interest and expenses incurred because the amount is not paid.

(b)	The company’s lien on a share extends to all dividends payable on the share and to the proceeds of sale of the share.
7.2	Enforcement of liens by sale

The directors may sell a share on which the company has a lien as they think fit where:
(a)	an amount for which a lien exists under this rule 7 is presently payable; and

(b)	the company has given the registered holder a written notice, at least 14 days before the date of the sale, stating and demanding payment of that amount.
7.3	Protection of lien
(a)	The directors may do anything necessary or desirable under the ASTC Settlement Rules to protect any lien, charge or other right to which the company is entitled under this constitution or a law.

(b)	When the company registers a transfer of shares on which the company has a lien without giving the transferee notice of its claim, the company’s lien is released so far as it relates to amounts owing by the transferor or any predecessor in title.
7.4	Exemption and waiver of liens

The directors may:
(a)	exempt a share from all or part of this rule 7; and

(b)	waive or compromise all or part of any payment due to the company under this rule 7.
8	Surrender of shares
(a)	The directors may accept a surrender of a share by way of compromise of a claim.

(b)	Any share so surrendered may be sold, reissued or otherwise disposed in the same manner as a forfeited share.

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9	Sale, reissue or other disposal of shares by the company
9.1	Reference to sale of a share by the company
A reference in this rule 9 to a sale of a share by the company is a reference to any sale, reissue or other disposal of a share under rule 6.4, rule 7.2, rule 11.5, or rule 17.

9.2	Directors’ powers upon sale of a share
When the company sells a share, the directors may:
(a)	receive the purchase money or consideration given for the share;

(b)	effect a transfer of the share or execute or appoint a person to execute, on behalf of the former holder, a transfer of the share; and

(c)	register as the holder of the share the person to whom the share is sold.
9.3	Transferee’s rights regarding share
(a)	A person to whom the company sells shares need not take any steps to investigate the regularity or validity of the sale, or to see how the purchase money or consideration on the sale is applied. That person’s title to the shares is not affected by any irregularity by the company in relation to the sale. A sale of the share by the company is valid even if a transmission event occurs to the member before the sale.

(b)	The only remedy of a person who suffers a loss because of a sale of a share by the company is a claim for damages against the company.

(c)	On completion of a sale, reissue or other disposal of a share under rule 6.4, the rights which attach to the share which were extinguished under rule 6.5(b) revive.
9.4	Application of proceeds of sale, reissue or disposal
(a)	The proceeds of a sale of shares by the company must be applied in paying:
(1)	first, the expenses of the sale; and

(2)	secondly, all amounts payable (whether presently or not) by the former holder to the company, and any balance must be paid to the former holder on the former holder delivering to the company proof of title to the shares acceptable to the directors.
(b)	The proceeds of sale arising from a notice under rule 17.2(a) must not be applied in payment of the expenses of the sale and must be paid to the former holder on the former holder delivering to the company proof of title to the shares acceptable to the directors.

(c)	Until the proceeds of a sale of a share sold by the company are claimed or otherwise disposed of according to law, the directors may invest or use the proceeds in any other way for the benefit of the company.

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(d)	The company is not required to pay interest on money payable to a former holder under this rule 9.
9.5	Proof of due forfeiture, sale, reissue or disposal
A written statement by a director or secretary of the company that a share in the company has been:
(a)	duly forfeited under rule 6.2(a);

(b)	duly sold, reissued or otherwise disposed of under rule 6.4; or

(c)	duly sold under rule 7.2, 11.5 or rule 17,
on a date stated in the statement is conclusive evidence of the facts stated as against all persons claiming to be entitled to the share, and of the right of the company to forfeit, sell, reissue or otherwise dispose of the share.
10	Interest payable by member
(a)	For the purposes of rules 5.4(a), 6.5(a)(2) and 6.7(b)(3) , the rate of interest payable to the company is:
(1)	if the directors have fixed a rate, that rate; or

(2)	in any other case, a rate per annum 2% higher than the rate fixed under section 2 of the Penalty Interest Rates Act 1983 (Vic).
(b)	Interest accrues daily and may be capitalised monthly or at such other intervals the directors decide.
11	Limitations on foreign ownership
11.1	Foreign ownership restrictions in Telstra Act
(a)	The Telstra Act restricts the holding of particular foreign ownership stakes in the company. Compliance with the restrictions is essential as a failure to comply is an offence and may lead to severe penalties.

(b)	The purpose of this rule 11 is to facilitate the company’s compliance with the foreign ownership restrictions in the Telstra Act and to ensure that any breach is remedied as soon as possible.

(c)	This rule 11 will only apply while the Telstra Act restricts the holding of particular foreign ownership stakes in the company.
11.2	Foreign Ownership Regulations
(a)	The directors may, from time to time, publish any rules, regulations, forms, procedures and policies as the directors reasonably consider necessary or convenient to facilitate the company’s compliance with the foreign ownership restrictions in the Telstra Act and to ensure that any breach is remedied as soon as possible.

(b)	The Foreign Ownership Regulations will be binding on members.

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(c)	Without limiting rule 11.2(a), the Foreign Ownership Regulations may specify, for the purposes of this rule 11:
(1)	whether a member’s shareholding (or a part of a member’s shareholding) will be deemed a Foreign Holding and counted towards the limit on foreign ownership under these rules and the Foreign Ownership Regulations (foreign ownership limit );

(2)	mechanisms used by the directors to assess whether a member’s shareholding (or a part of a member’s shareholding) will be counted towards the foreign ownership limit;

(3)	mechanisms used by the directors to monitor foreign ownership levels and the holdings of individual members that the directors believe or suspect may count towards the foreign ownership limit;

(4)	discretion for the directors to deem a member’s shareholding (or a part of a member’s shareholding) as a Foreign Holding and counting towards the foreign ownership limit in particular circumstances, including if the member has not provided the information required by the directors; and

(5)	when and how a member’s shares must be disposed of to facilitate the company’s compliance with the foreign ownership restrictions in the Telstra Act and to ensure that any breach is remedied as soon as possible.
(d)	Without limiting rule 11.2(a), the Foreign Ownership Regulations may:
(1)	require members to provide the directors with such information as the directors request to facilitate the company’s compliance with the foreign ownership restrictions in the Telstra Act and to ensure that any breach is remedied as soon as possible; and

(2)	specify the form and times in which the information is to be provided.
Members must provide the requested information in accordance with the Foreign Ownership Regulations.
11.3	Notification of foreign ownership
(a)	A member must notify the directors at the times and in the form and manner specified in the Foreign Ownership Regulations:
(1)	whether the member is, or is not, a Foreign Member or a Mixed Member;

(2)	whether the Foreign Member has a Domestic Holding and a Foreign Holding;

(3)	the number of shares in the Foreign Member or Mixed Member’s Foreign Holding; and

(4)	any change to the number of shares in the Foreign Member or Mixed Member’s Foreign Holding.

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11.4	Unacceptable Individual Foreign Ownership Situation
(a)	A Foreign Member must, as soon as practicable, notify the directors if the Foreign Member becomes aware that an Unacceptable Individual Foreign Ownership Situation exists in relation to any shares held by the Foreign Member or in relation to any person who has an interest in shares registered in the name of the member.

(b)	The directors may, at any time, send to a member a request for information in a form approved by the directors which requires the member to inform the directors whether the member is aware that an Unacceptable Individual Foreign Ownership Situation exists in relation to any shares held by that member, or in relation to any person who has an interest in shares registered in the name of the member (and if so, the name of the relevant Foreign Person and the shares in which that person has an interest), and the member must comply with the request.
11.5	Directors’ power to dispose of shares if Unacceptable Foreign Ownership Situation
(a)	The directors may, for the purpose of seeking to prevent an Unacceptable Foreign Ownership Situation occurring or continuing, procure the disposal of shares. In exercising this power, the directors must follow the Foreign Ownership Regulations.

(b)	For the purposes of rule 11.5(a):
(1)	the directors may sell the Foreign Member’s shares at the best price reasonably obtainable at the relevant time. For this purpose, any sale of shares by the directors on the Exchange will be regarded as discharging this obligation; and

(2)	each member appoints the company and each of the directors jointly and severally as its attorney (with power to appoint sub-attorneys) in the name of the member and on behalf of the member to execute any documents and implement any procedures as may be necessary or desirable in the opinion of the attorney to procure the transfer of shares on behalf of the member.
(c)	The proceeds of any sale of shares under this rule 11.5 will be dealt with in accordance with rule 9 of this constitution.

(d)	The net amount payable to the Foreign Member may be paid in any manner determined by the directors under rule 12.7(a) .
11.6	Exercise of powers by directors
(a)	The company and its members acknowledge and recognise that the exercise of the powers given to the directors under this rule 11 and the Foreign Ownership Regulations may disadvantage individual members (including possible adverse financial and taxation consequences).

(b)	Despite rule 11.6(a), the members and the company acknowledge that the powers set out in this rule 11 are reasonable and necessary to facilitate compliance with the foreign ownership restrictions set out in the Telstra Act.

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(c)	To the fullest extent permitted by law, the directors shall be under no liability to the company or any member, and the company shall be under no liability to any member, for any loss or disadvantage incurred by a member as a result, whether directly or indirectly, of the directors exercising the powers provided by this rule 11 or those powers set out in the Foreign Ownership Regulations from time to time.

(d)	Any resolution, determination or decision to exercise any discretion or power by the directors under this rule 11 and the Foreign Ownership Regulations shall be final and conclusive and may be made or exercised by the directors at their discretion including, without limitation, a decision to sell shares under rule 11.5(a).
11.7	Foreign Register
(a)	The company may establish and maintain a Foreign Register in a manner and form determined by the directors from time to time.

(b)	The Foreign Register does not form part of the Register of the company.

(c)	If a Foreign Member has a Domestic Holding and a Foreign Holding, the directors may:
(1)	treat the member (for the purposes of this rule 11) as if the member were 2 separate members each holding a different holding;

(2)	allocate different HINs or SRNs for the Domestic Holding and the Foreign Holding of that member;

(3)	require the member to ensure that only Domestic Shares are recorded in the HIN or SRN of the Domestic Holding.
(d)	The Foreign Ownership Regulations may prescribe other details in relation to the establishment and maintenance of a Foreign Register by the company.

(e)	The information contained in the Foreign Register is to be taken as correct unless proven otherwise.

(f)	The directors may rely on information in the Foreign Register when forming a belief as to whether an Unacceptable Foreign Ownership Situation exists.
11.8	Delegation

The directors may delegate any of their powers under this rule 11, other than the powers set out in rule 11.2 to any person. The provisions of this rule 11 apply to each person to whom the directors have delegated a power under this rule 11 as if a reference to the directors included a reference to that person.

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12	Dividends
12.1	Directors’ power to pay dividends
(a)	The directors may pay any interim and final dividends that, in their judgment, the financial position of the company justifies.

(b)	The directors may rescind a decision to pay a dividend if they decide, before the payment date, that the company’s financial position no longer justifies the payment.

(c)	The directors may pay any dividend required to be paid under the terms of issue of a share.

(d)	Paying a dividend does not require confirmation at a general meeting.
12.2	Proportional payment of dividend

Subject to any rights or restrictions attached to any shares or class of shares:
(a)	all dividends must be paid equally on all shares, except that a partly paid share confers an entitlement only to the proportion of the dividend which the amount paid (not credited) on the share is of the total amounts paid and payable (excluding amounts credited);

(b)	for the purposes of rule 12.2(a), unless the directors decide otherwise, an amount paid on a share in advance of a call is to be taken as not having been paid until it becomes payable; and

(c)	interest is not payable by the company on any dividend.
12.3	Entitlement to dividend
(a)	Subject to the ASTC Settlement Rules, the directors may fix a record date for a dividend, with or without suspending the registration of transfers from that date under rule 16.5.

(b)	Subject to the ASTC Settlement Rules, a dividend in respect of a share must be paid to the person who is registered, or entitled under rule 16.3(a) to be registered, as the holder of the share:
(1)	where the directors have fixed a record date in respect of the dividend, on that date; or

(2)	where the directors have not fixed a record date in respect of that dividend, on the date fixed for payment of the dividend, and a transfer of a share that is not registered, or left with the company for registration under rule 16.2(a), on or before that date is not effective, as against the company, to pass any right to the dividend.
12.4	Retention of transmittee dividends

Subject to the ASTC Settlement Rules, where a person is entitled to a share because of a transmission event, the directors may, but need not, retain any dividends payable on that share until that person becomes registered as the holder of that share or transfers it.

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12.5	Payment of dividends with assets or shares or out of a particular fund or reserve
When resolving to pay a dividend, the directors may:
(a)	direct payment of the dividend wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the company or of another body corporate, either generally or to specific members; and

(b)	unless prevented by the Listing Rules, direct payment of the dividend to particular members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source, and to the other members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source.
12.6	Power to retain amounts from dividends payable
The directors may retain from any dividend payable to a member any amount presently payable by the member to the company and apply the amount retained to the amount owing.
12.7	Method of payment of dividends
(a)	The directors may decide the method of payment of any dividend or other amount in respect of a share. Different methods of payment may apply to different members or groups of members (such as overseas members). Without limiting any other method of payment which the company may adopt, payment in respect of a share may be made:
(1)	by such electronic or other means approved by the directors directly to an account (of a type approved by the directors) nominated in writing by the member or the joint holders; or

(2)	by cheque sent to the address of the members shown in the Register or, in the case of joint holders, to the address shown in the Register of any of the joint holders, or to such other address as the member or any of the joint holders in writing direct.
(b)	A cheque sent under rule 12.7(a):
(1)	may be made payable to the bearer who will be the member shown in the Register or, in the case of joint holders, to either joint holder member in which case payment will be deemed to have been made to the joint holder members in full; and

(2)	is sent at the member’s risk.
(c)	If the directors decide that payments will be made by electronic transfer into an account (of a type approved by the directors) nominated by a member, but no such account is nominated by the member or an electronic transfer into a nominated account is rejected or refunded, the company may credit the amount payable to an account of the company to be held until the member nominates a valid account.

(d)	Where a member does not have a registered address or the company believes that a member is not known at the member’s registered address, the company may credit an amount payable in respect of the member’s

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shares to an account of the company to be held until the member claims the amount payable or nominates an account into which a payment may be made.
(e)	An amount credited to an account under rule 12.7(c) or 12.7(d) is to be treated as having been paid to the member at the time it is credited to that account. The company will not be a trustee of the money and no interest will accrue on the money.
12.8	Unclaimed dividends
(a)	If a cheque for an amount payable under rule 12.7(a) is not presented for payment for 11 calendar months after issue or an amount is held in an account under rules 12.7(c) or 12.7(d) for 11 calendar months, the directors may reinvest the amount, after deducting reasonable expenses, into shares in the company on behalf of, and in the name of, the member concerned and may stop payment on the cheque. The shares may be acquired on market or by way of new issue at a price the directors accept is market price at the time. Any residual sum which arises from the reinvestment described in this rule 12.8(a) may be carried forward or donated to charity on behalf of the member, as the directors decide. The company’s liability to pay the relevant amount is discharged by an application under this rule 12.8.

(b)	The directors may do anything necessary or desirable (including executing any document) on behalf of the member to effect the application of an amount under this rule 12.8. The directors may determine other rules to regulate the operation of this rule 12.8 and may delegate their power under this rule to any person.
12.9	Share investment plan

The directors may:
(a)	establish a share investment plan on terms they decide, under which:
(1)	the whole or any part of any dividend or interest due to members or holders of any convertible securities of the company who participate in the plan on their shares or any class of shares or any convertible securities; or

(2)	any other amount payable to members,
may be applied in subscribing for or purchasing securities of the company or of a related body corporate; and
(b)	amend, suspend or terminate a share investment plan.
12.10	Dividend selection plans

The directors may implement a dividend selection plan on terms they decide, under which participants may choose:
(a)	to receive a dividend from the company paid wholly or partly out of any particular fund or reserve or out of profits derived from any particular source; or

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(b)	to forego a dividend from the company in place of some other form of distribution from the company or another body corporate or a trust, and amend, suspend or terminate a dividend selection plan.
13	Capitalising profits
13.1	Certain amounts may be capitalised and distributed among members

Subject to the Listing Rules, any rights or restrictions attached to any shares or class of shares and any special resolution of the company, the directors may capitalise and distribute among those members who would be entitled to receive dividends and in the same proportions, any amount:
(a)	forming part of the undivided profits of the company;

(b)	representing profits arising from an ascertained accretion to capital or a revaluation of the assets of the company;

(c)	arising from the realisation of any assets of the company; or

(d)	otherwise available for distribution as a dividend.
13.2	Proportionate distribution of amounts capitalised
(a)	The directors may resolve that all or any part of the capitalised amount is to be applied:
(1)	in paying up in full, at an issue price decided by the resolution, any unissued shares in or other securities of the company;

(2)	in paying up any amounts unpaid on shares or other securities held by the members; or

(3)	partly as specified in rule 13.2(a)(1) and partly as specified in rule 13.2(a)(2).
The members entitled to share in the distribution will accept that application in full satisfaction of their interest in the capitalised amount.
(b)	Rules 12.2 and 12.3 apply, so far as they can and with any necessary changes, to capitalising an amount under this rule 13 as if references in those rules to:
(1)	a dividend were references to capitalising an amount; and

(2)	a record date were references to the date the directors resolve to capitalise the amount under this rule 13.
13.3	Bonus shares on options

Where in accordance with the terms and conditions on which options to take up shares are granted (and being options existing at the date of the passing of the resolution referred to in rule 13.2(a)) a holder of those options will be entitled to an issue of bonus shares under this rule 13, the directors may in determining the number of unissued shares to be so issued, allow in an appropriate manner for the future issue of bonus shares to options holders.

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14	Ancillary powers regarding distributions on shares
14.1	Directors’ ancillary powers regarding distributions
(a)	To give effect to any resolution to reduce the capital of the company, to satisfy a dividend as set out in rule 12.5(a) or to capitalise any amount under rule 13, the directors may:
(1)	settle as they think expedient any difficulty that arises in making the distribution or capitalisation and, in particular, make cash payments in cases where members are entitled to fractions of shares or other securities and decide that amounts or fractions of less than a particular value decided by the directors may be disregarded in order to adjust the rights of all parties;

(2)	fix the value for distribution of any specific assets;

(3)	pay cash or issue shares or other securities to any member in order to adjust the rights of all parties;

(4)	vest any of those specific assets, cash, shares or other securities in a trustee on trust for the persons entitled to the distribution or capitalised amount that seem expedient to the directors; and

(5)	authorise any person to make, on behalf of all the members entitled to any specific assets, cash, shares or other securities as a result of the distribution or capitalisation, an agreement with the company or another person which provides, as appropriate, for the distribution or issue to them of shares or other securities credited as fully paid up or for payment by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by applying their respective proportions of the amount resolved to be distributed or capitalised.
(b)	Any agreement made under an authority referred to in rule 14.1(a)(5) is effective and binds all members concerned.

(c)	If a distribution or issue of specific assets, shares or securities to a particular member or members is, in the directors’ discretion, considered impracticable or would give rise to parcels of securities which do not constitute a marketable parcel, the directors may make a cash payment to those members or allocate the assets, shares or securities to a trustee to be sold on behalf of, and for the benefit of, those members, instead of making the distribution or issue to those members.
14.2	Appointment of company as agent of members to give effect to distribution

If the company distributes to members (either generally or to specific members) securities in the company or in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those members appoints the company as his or her agent to do anything needed to give effect to that distribution, including agreeing to become a member of that other body corporate.

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15	Reserves and carry forward of profits
15.1	Reserves
(a)	The directors may set aside out of the company’s profits any reserves or provisions they decide.

(b)	The directors may appropriate to the company’s profits any amount previously set aside as a reserve or provision.

(c)	Setting aside an amount as a reserve or provision does not require the directors to keep the amount separate from the company’s other assets or prevent the amount being used in the company’s business or being invested as the directors decide.
15.2	Carry forward of profits

The directors may carry forward any part of the profits remaining that they consider should not be distributed as dividends or capitalised, without transferring those profits to a reserve or provision.
16	Transfer of shares
16.1	Forms of transfer

Subject to this constitution and to any restrictions attached to a member’s shares, a member may transfer any of the member’s shares by:
(a)	a proper ASTC transfer; or

(b)	a written transfer in any usual form or in any other form approved by the directors.
16.2	Requirements of transfer
(a)	A transfer referred to in rule 16.1(b) must be:
(1)	signed by or on behalf of both the transferor and the transferee unless the transfer relates only to fully paid shares and the directors have dispensed with a signature by the transferee or the transfer of the shares is effected by a document which is, or documents which together are, a sufficient transfer of those shares under the Act;

(2)	if required by law to be stamped, duly stamped; and

(3)	left for registration at the company’s registered office, or at any other place the directors decide, with such evidence the directors require to prove the transferor’s title or right to the shares and the transferee’s right to be registered as the owner of the shares.
(b)	The directors may, to the extent the law permits, waive any of the requirements of rule 16.1 and this rule 16.2 and prescribe alternative requirements instead, whether to give effect to rule 16.3(e) or for another purpose.

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16.3	Registration of transfers
(a)	Subject to the powers vested in the directors under rules 16.4(a) and 16.5, where the company receives a transfer complying with rules 16.1 and 16.2, the company must register the transferee named in the transfer as the holder of the shares to which it relates.

(b)	A transferor of shares remains the holder of the shares until a proper ASTC transfer has been effected or the transferee’s name is entered in the Register as the holder of the shares.

(c)	The company must not charge a fee for registering a transfer of shares.

(d)	The company may retain a registered transfer for any period the directors decide.

(e)	The directors may do anything that is necessary or desirable for the company to participate in any computerised, electronic or other system for facilitating the transfer of shares or operation of the company’s registers that may be owned, operated or sponsored by the Exchange or a related body corporate of the Exchange.
16.4	Power to decline to register transfers
(a)	The directors may decline to register, or prevent registration of, a transfer of shares or apply a holding lock to prevent a transfer in accordance with the Act or the Listing Rules where:
(1)	the transfer is not in registrable form;

(2)	the company has a lien on any of the shares transferred;

(3)	registration of the transfer may breach a law of Australia;

(4)	the transfer is paper-based and registration of the transfer will create a new holding which, at the time the transfer is lodged, is less than a marketable parcel;

(5)	the transfer is not permitted under the terms of an employee share plan; or

(6)	the company is otherwise permitted or required to do so under the Listing Rules or, except for a proper ASTC transfer, under the terms of issue of the shares.
(b)	If the directors decline to register a transfer, the company must give notice of the refusal as required by the Act and the Listing Rules. Failure to give that notice will not invalidate the decision of the directors to decline to register the transfer.

(c)	The directors may delegate their authority under this rule 16.4 to any person.
16.5	Power to suspend registration of transfers

The directors may suspend the registration of transfers at any times, and for any periods, permitted by the ASTC Settlement Rules that they decide.

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17	Selling non-marketable parcels
17.1	Power to sell non-marketable parcels

This rule 17 enables the directors to sell shares which constitute less than a marketable parcel by following the procedures set out in this rule 17.
17.2	Procedures for selling non-marketable parcels
(a)	The directors may send to a member who holds on the date decided by the directors less than a marketable parcel of shares in a class of shares of the company a notice which:
(1)	explains the effect of the notice under this rule 17; and

(2)	advises the holder that he or she may choose to be exempt from the provisions of this rule. A form of election for that purpose must be sent with the notice.
(b)	If, before 5.00 pm Melbourne time on a date specified in the notice which is no earlier than 6 weeks after the notice is sent:
(1)	the company has not received a notice from the member choosing to be exempt from the provisions of this rule 17; and

(2)	the member has not increased his or her shareholding to a marketable parcel, the member is taken to have irrevocably appointed the company as his or her agent to do anything in rule 17.2(c).
(c)	The company may:
(1)	sell the shares constituting less than a marketable parcel as soon as practicable at a price which the directors consider is the best price reasonably available for the shares when they are sold;

(2)	deal with the proceeds of sale under rule 9; and

(3)	receive any disclosure document, including a financial services guide, as agent for the member.
(d)	The costs and expenses of any sale of shares arising from a notice under rule 17.2(a) (including brokerage and stamp duty) are payable by the purchaser or by the company.

(e)	A notice under rule 17.2(a) may be given to a member only once in a 12 month period and may not be given during the offer period of a takeover bid for the company.

(f)	If a takeover bid is announced after a notice is given but before an agreement is entered into for the sale of shares, this rule ceases to operate for those shares. However, despite rule 17.2(e), a new notice under rule 17.2(a) may be given after the offer period of the takeover bid closes.

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17.3	Additional powers to initiate a sale

In addition to initiating a sale by sending a notice under rule 17.2(a), the directors may also initiate a sale if a member holds less than a marketable parcel and that holding was created by a transfer of a parcel of shares effected on or after 1 September 1999 that was less than a marketable parcel at the time that the transfer document was initiated or, in the case of a paper based transfer document, was lodged with the company. In that case:
(a)	the member is taken to have irrevocably appointed the company as his or her agent to do anything in rule 17.2(c); and

(b)	if the holding was created after the adoption of this rule, the directors may remove or change the member’s rights to vote or receive dividends in respect of those shares. Any dividends withheld must be sent to the former holder after the sale once the former holder delivers to the company such proof of title as the directors accept.
17.4	Power to revoke, suspend or terminate

The directors may, before a sale is effected under this rule 17, revoke a notice given or suspend or terminate the operation of this rule either generally or in specific cases.
17.5	Treatment of separate holdings

If a member is registered in respect of more than one parcel of shares, the directors may treat the member as a separate member in respect of each of those parcels so that this rule 17 will operate as if each parcel was held by different persons.
18	Transmission of shares
18.1	Title to shares of deceased member

Subject to rule 18.4(a), where a member dies, the only persons the company will recognise as having any title to the member’s shares or any benefits accruing on those shares are:
(a)	where the deceased was a sole holder, the legal personal representative of the deceased; and

(b)	where the deceased was a joint holder, the survivor or survivors.
18.2	Liability on shares held by deceased member

Rule 18.1 does not release the estate of a deceased member from any liability on a share, whether that share was held by the deceased solely or jointly with other persons.

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18.3	Title to shares on transmission event
(a)	A person who becomes entitled to a share because of a transmission event may, on producing such evidence as the directors require to prove that person’s entitlement to the share, choose:
(1)	to be registered as the holder of the share by signing and giving the company a written notice stating that choice; or

(2)	to nominate some other person to be registered as the transferee of the share by executing or effecting in some other way a transfer of the share to that other person.
(b)	Where two or more persons are jointly entitled to a share because of a transmission event they will, on being registered as the holders of the share, be taken to hold the share as joint tenants and rule 2.2 will apply to them.
18.4	Transfer of shares despite transmission event
(a)	The directors may register a transfer of shares signed by a member before a transmission event even though the company has notice of the transmission event.

(b)	The provisions of this constitution concerning the right to transfer shares and the registration of transfers of shares apply, so far as they can and with any necessary changes, to a notice or transfer under rule 18.3(a) as if the relevant transmission event had not occurred and the notice or transfer were executed or effected by the registered holder of the share.
19	General meetings
19.1	Calling general meetings
(a)	A general meeting may only be called:
(1)	by a directors’ resolution; and

(2)	as otherwise provided in the Act.
(b)	The directors may, by notice to the Exchange, change the venue for, postpone or cancel a general meeting, if they consider that the meeting has become unnecessary, or the venue would be unreasonable or impractical or a change is necessary in the interests of conducting the meeting efficiently, but:
(1)	a meeting called by a single director; or

(2)	a meeting which:
(A)	is not called by a directors’ resolution; and

(B)	is called in accordance with a members’ requisition under the Act, may not be postponed or cancelled without the prior written consent of the persons who called or requisitioned the meeting.

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19.2	Notice of general meetings
(a)	Notice of a general meeting must be given to each person who at the time of giving the notice is a member, director or auditor of the company.

(b)	The content of a notice of a general meeting called by the directors is to be decided by the directors, but it must state the general nature of the business to be transacted at the meeting and any other matters required by the Act.

(c)	Unless the Act provides otherwise:
(1)	no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting; and

(2)	except with the approval of the directors or the chairman, no person may move any amendment to a proposed resolution the terms of which are set out in the notice calling the meeting or to a document which relates to such a resolution and a copy of which has been made available to members to inspect or obtain.
(d)	A person may waive notice of any general meeting by written notice to the company.

(e)	Failure to give a member or any other person notice of a general meeting or a proxy form, does not invalidate anything done or resolution passed at the general meeting if:
(1)	the failure occurred by accident or inadvertent error; or

(2)	before or after the meeting, the person notifies the company of the person’s agreement to that thing or resolution.
(f)	A person’s attendance at a general meeting waives any objection that person may have to:
(1)	a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting; and

(2)	the consideration of a particular matter at the meeting which is not within the business referred to in the notice of the meeting, unless the person objects to considering the matter when it is presented.
19.3	Admission to general meetings
(a)	The chairman of a general meeting may take any action he or she considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of, the meeting any person:
(1)	in possession of a pictorial-recording or sound-recording device;

(2)	in possession of a placard or banner;

(3)	in possession of an article considered by the chairman to be dangerous, offensive or liable to cause disruption;

(4)	who refuses to produce or permit examination of any article, or the contents of any article, in the person’s possession;

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(5)	who behaves or threatens to behave in a dangerous, offensive or disruptive way; or

(6)	who is not entitled to receive notice of the meeting.
The chairman may delegate the powers conferred by this rule to any person he or she thinks fit.
(b)	A person, whether a member or not, requested by the directors or the chairman to attend a general meeting is entitled to be present and, at the request of the chairman, to speak at the meeting.

(c)	If the chairman of a general meeting considers that there is not enough room for the members who wish to attend the meeting, he or she may arrange for any person whom he or she considers cannot be seated in the main meeting room to observe or attend the general meeting in a separate room. Even if the members present in the separate room are not able to participate in the conduct of the meeting, the meeting will nevertheless be treated as validly held in the main room.

(d)	If a separate meeting place is linked to the main place of a general meeting by an instantaneous audio-visual communication device which, by itself or in conjunction with other arrangements:
(1)	gives the general body of members in the separate meeting place a reasonable opportunity to participate in proceedings in the main place;

(2)	enables the chairman to be aware of proceedings in the other place; and

(3)	enables the members in the separate meeting place to vote on a show of hands or on a poll, a member present at the separate meeting place is taken to be present at the general meeting and entitled to exercise all rights as if he or she was present at the main place.
(e)	If, before or during the meeting, any technical difficulty occurs whereby one or more of the matters set out in rule 19.3(d) is not satisfied, the chairman may:
(1)	adjourn the meeting until the difficulty is remedied; or

(2)	continue to hold the meeting in the main place (and any other place which is linked under rule 19.3(d)) and transact business, and no member present in person or by proxy, attorney or representative may object to the meeting being held or continuing.
(f)	Nothing in this rule 19.3 or in rule 20.3 is to be taken to limit the powers conferred on the chairman by law.

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20	Proceedings at general meetings
20.1	Quorum at general meetings
(a)	No business may be transacted at a general meeting, except the election of a chairman and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b)	A quorum is 3 or more members present at the meeting and entitled to vote on a resolution at the meeting.[3]

(c)	If a quorum is not present within 30 minutes after the time appointed for the general meeting:
(1)	where the meeting was called at the request of members, the meeting must be dissolved; or

(2)	in any other case, the meeting stands adjourned to the day, and at the time and place, the directors present decide or, if they do not make a decision, to the same day in the next week at the same time and place and if, at the adjourned meeting, a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting must be dissolved.
20.2	Chairman of general meetings
(a)	The chairman of directors or, in the absence of the chairman of directors, the deputy chairman of directors (if any) is entitled, if present within 15 minutes after the time appointed for a general meeting and willing to act, to preside as chairman at the meeting.

(b)	The directors present may choose one of their number to preside as chairman if, at a general meeting:
(1)	there is no chairman or deputy chairman of directors;

(2)	neither the chairman nor the deputy chairman (if any) of directors is present within 15 minutes after the time appointed for the meeting; or

(3)	neither the chairman nor the deputy chairman (if any) of directors is willing to act as chairman of the meeting.
(c)	If the directors do not choose a chairman under rule 20.2(b), the members present must elect as chairman of the meeting:
(1)	another director who is present and willing to act; or

(2)	if no other director willing to act is present at the meeting, a member who is present and willing to act.
(d)	A chairman of a general meeting may, for any item of business or discrete part of the meeting, vacate the chair in favour of another person nominated by him or her.

[3]	Until the Commonwealth ceases to hold a majority of the voting shares in the company, this quorum provision is subject to rule 3 of schedule 2 of this constitution.

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20.3	Conduct at general meetings
(a)	Subject to the provisions of the Act, the chairman of a general meeting is responsible for the general conduct of the meeting and for the procedures to be adopted at the meeting.

(b)	The chairman may at any time the chairman considers it necessary or desirable for the proper and orderly conduct of the meeting:
(1)	impose a limit on the time that a person may speak on each motion or other item of business and terminate debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the members present; and

(2)	adopt any procedures for casting or recording votes at the meeting whether on a show of hands or on a poll, including the appointment of scrutineers.
(c)	A decision by a chairman under rules 20.3(a) or 20.3(b) is final.
20.4	Decisions at general meetings
(a)	Except where a resolution requires a special majority, questions arising at a general meeting must be decided by a majority of votes cast by the members present at the meeting. A decision made in this way is for all purposes a decision of the members.

(b)	If the votes are equal on a proposed resolution, the chairman of the meeting has a casting vote, in addition to any deliberative vote.

(c)	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is demanded:
(1)	before the show of hands is taken;

(2)	before the result of the show of hands is declared; or

(3)	immediately after the result of the show of hands is declared.
(d)	A poll may be demanded by:
(1)	the chairman of the meeting;

(2)	at least five members entitled to vote on the resolution; or

(3)	members with at least 5% of the votes that may be cast on the resolution on a poll.
(e)	A demand for a poll does not prevent a general meeting continuing to transact any business except the question on which the poll is demanded.

(f)	Unless a poll is duly demanded, a declaration by the chairman of a general meeting that a resolution has on a show of hands been carried or carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

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(g)	If a poll is duly demanded at a general meeting, it must be taken in the way and either at once or after an interval or adjournment as the chairman of the meeting directs. The result of the poll as declared by the chairman is the resolution of the meeting at which the poll was demanded.

(h)	A poll cannot be demanded at a general meeting on the election of a chairman of the meeting.

(i)	The demand for a poll may be withdrawn with the chairman’s consent.

(j)	The directors may determine that at any general meeting or class meeting, a member who is entitled to attend and vote on a resolution at that meeting is entitled to a direct vote in respect of that resolution. A “direct vote” includes a vote delivered to the company by post, fax or other electronic means approved by the directors. The directors may prescribe regulations, rules and procedures in relation to direct voting, including specifying the form, method and timing of giving a direct vote at a meeting in order for the vote to be valid.
20.5	Postponement or adjournment of general meetings
(a)	The chairman may postpone a general meeting before it has started, whether or not a quorum is present, if, at the time and place appointed for the meeting, he or she considers that:
(1)	there is not enough room for the number of members who wish to attend the meeting; or

(2)	a postponement is necessary in light of the behaviour of persons present or for any other reason so that the business of the meeting can be properly carried out.
(b)	A postponement under rule 20.5(a) will be to another time, which may be on the same day as the meeting, and may be to another place (and the new time and place will be taken to be the time and place for the meeting as if specified in the notice which called the meeting originally).

(c)	The chairman may at any time during the course of the meeting:
(1)	adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting; and

(2)	for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period or periods as he or she decides without effecting an adjournment. No business may be transacted and no discussion may take place during any suspension of proceedings unless the chairman otherwise allows.
(d)	The chairman’s rights under rules 20.5(a) and 20.5(c) are exclusive and, unless the chairman requires otherwise, no vote may be taken or demanded by the members present concerning any postponement, adjournment or suspension of proceedings.

(e)	Only unfinished business may be transacted at a meeting resumed after an adjournment.

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(f)	Where a meeting is postponed or adjourned under this rule 20.5, notice of the postponed or adjourned meeting must be given to the Exchange, but, except as provided by rule 20.5(h), need not be given to any other person.

(g)	Where a meeting is postponed or adjourned, the directors may, by notice to the Exchange, postpone, cancel or change the place of the postponed or adjourned meeting.

(h)	Where a meeting is postponed or adjourned for 60 days or more, notice of the postponed or adjourned meeting must be given as in the case of the original meeting.
21	Votes at general meetings
21.1	Votes on a show of hands or on a poll
(a)	Subject to this constitution and to any rights or restrictions attached to any shares or class of shares, at a general meeting:
(1)	on a show of hands, every member present has one vote; and

(2)	on a poll, every member present has one vote for each share held as at the record time by the member entitling the member to vote, except for partly paid shares, each of which confers on a poll only the fraction of one vote which the amount paid (not credited) on the share bears to the total amounts paid and payable (excluding amounts credited) on the share. An amount paid in advance of a call is disregarded for this purpose.
(b)	If a person present at a general meeting represents personally or by proxy, attorney or representative more than one member, on a show of hands the person is entitled to one vote only even though he or she represents more than one member.
21.2	Votes of joint holders

A joint holder may vote at a meeting either personally or by proxy, attorney or representative as if that person was the sole holder. If more than one joint holder tenders a vote in respect of the relevant shares, the vote of the holder named first in the register who tenders a vote, whether in person or by proxy, attorney or representative, must be accepted to the exclusion of the votes of the other joint holders.

21.3	Votes of infant and incapacitated members
(a)	The parent or guardian of an infant member may vote at any general meeting upon such evidence being produced of the relationship or of the appointment of the guardian as the directors may require and any vote so tendered by a parent or guardian of an infant member must be accepted to the exclusion of the vote of the infant member.

(b)	If a member is of unsound mind or is a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health,

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then the member’s committee or trustee or such other person as properly has the management of the member’s estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member.
21.4	No vote if call unpaid

Where a member holds a share on which a call or other amount payable to the company has not been duly paid:
(a)	that member is only entitled to be present at a general meeting and vote if that member holds, as at the record time, other shares on which no money is then due and payable; and

(b)	on a poll, that member is not entitled to vote in respect of that share but may vote in respect of any shares that member holds, as at the record time, on which no money is then due and payable.
21.5	No vote if contrary to Corporations Act or Listing Rules

A member is not entitled to vote on a resolution if, under the Act or the Listing Rules, the notice which called the meeting specified that:
(a)	the member must not vote or must abstain from voting on the resolution; or

(b)	a vote on the resolution by the member must be disregarded for any purposes.
If the member or a person acting as proxy, attorney or representative of the member does tender a vote on that resolution, their vote must not be counted.
21.6	Objections to qualification to vote
(a)	An objection to the validity of a vote tendered at a general meeting must be:
(1)	raised before or immediately after the result of the vote is declared; and

(2)	referred to the chairman of the meeting, whose decision is final.
(b)	A vote tendered, but not disallowed by the chairman of a meeting under rule 21.6(a), is valid for all purposes, even if it would not otherwise have been valid.

(c)	The chairman may decide any difficulty or dispute which arises as to the number of votes which may be cast by or on behalf of any member and the decision of the chairman is final.

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22	Proxies and representatives[4]
22.1	Right to appoint proxy, attorney or representative
(a)	Subject to this constitution, each member entitled to vote at a general meeting may vote:
(1)	in person or, where a member is a body corporate, by its representative;

(2)	by not more than 2 proxies; or

(3)	by not more than 2 attorneys.
(b)	A proxy, attorney or representative may, but need not, be a member of the company[5].
22.2	Form of proxy or attorney
(a)	An instrument appointing a proxy is valid if it is in accordance with the Act or in any form approved by the directors.

(b)	A proxy form issued by the company must allow for the insertion of the name of the person to be primarily appointed as proxy and may provide that, in circumstances and on conditions specified in the form that are not inconsistent with this constitution, the chairman of the relevant meeting (or another person specified in the form) is appointed as proxy.
22.3	Deposit of power of attorney or proxy form before meeting
(a)	For the purposes of this rule 22.3 a proxy appointment received at an electronic address specified in the notice of general meeting for the receipt of proxy appointment or otherwise received by the company in accordance with the Act is taken to have been signed or executed if the appointment:
(1)	includes or is accompanied by a personal identification code allocated by the company to the member making the appointment;

(2)	has been authorised by the member in another manner approved by the directors and specified in or with the notice of meeting; or

(3)	is otherwise authenticated in accordance with the Act.
(b)	A proxy or attorney may not vote at a general meeting or adjourned meeting or on a poll unless the instrument appointing the proxy or attorney, and the authority under which the instrument is signed or a certified copy of the authority, are received by the company:
(1)	at least 48 hours (or, in the case of an adjournment or postponement of a meeting, including an adjourned meeting, any lesser time that the directors or the chairman of the meeting

[4]	There are special rules regarding representation of the Commonwealth at a general meeting which are set out in rule 4 of schedule 2 of this constitution.

[5]	Schedule 1 of this constitution sets out special rules regarding the appointment of attorneys by TIRT, the ESOP Trustee and any Approved Nominator.

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decides) before the time for holding the meeting or adjourned meeting or taking the poll, as applicable; or
(2)	where rule 22.3(d) applies, such shorter period before the time for holding the meeting or adjourned meeting or taking the poll, as applicable, as the company determines in its discretion.
A document is received by the company under this rule 22.3(b) when it is received in accordance with the Act, and to the extent permitted by the Act, if the document is produced or the transmission of the document is otherwise verified to the company in the way specified in the notice of meeting.
(c)	The company is entitled to clarify with a member any instruction on an appointment of proxy or attorney which is received by the company within the period specified in rule 22.3(b)(1) or 22.3(b)(2) (as applicable) by written or verbal communication. The company, at its discretion, is entitled to amend the contents of any appointment of proxy or attorney to reflect any clarification in instruction and the member at that time shall be taken to have appointed the company as its attorney for this purpose.

(d)	Where an instrument appointing a proxy or attorney has been received by the company within the period specified in rule 22.3(b)(1) and the company considers that the instrument has not been duly executed, the company, in its discretion, may:
(1)	return the instrument appointing the proxy or attorney to the appointing member; and

(2)	request that the member duly execute the appointment and return it to the company within the period determined by the company under rule 22.3(b)(2) and notified to the member.
(e)	An instrument appointing a proxy or attorney which is received by the company in accordance with rule 22.3(d) shall be taken to have been validly received by the company.
22.4	Validity of proxy
(a)	A vote given in accordance with an instrument appointing a proxy or attorney is valid despite the transfer of the share in respect of which the instrument was given if the transfer is not registered by the time at which the instrument appointing the proxy or attorney is required to be received under rule 22.3(b).

(b)	The chairman of a meeting may:
(1)	permit a person claiming to be a representative to exercise the powers of a representative, even if the person is unable to establish to the chairman’s satisfaction that he or she has been validly appointed; or

(2)	permit the person to exercise those powers on the condition that, if required by the company, he or she produce evidence of the appointment within the time set by the chairman.

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(c)	The chairman of a meeting may require a person acting as a proxy, attorney or representative to establish to the chairman’s satisfaction that the person is the person duly appointed to act. If the person fails to satisfy the requirement, the chairman may exclude the person from attending or voting at the meeting.

(d)	The chairman may delegate his or her powers under rules 22.4(b) and 22.4(c) to any person.
22.5	Authority conferred on proxy or attorney
(a)	Unless the instrument or resolution appointing a proxy, attorney or representative provides differently, the proxy, attorney or representative has the same rights to speak, demand a poll, join in demanding a poll or act generally at the meeting as the member would have had if the member was present.

(b)	Unless otherwise provided in the appointment of a proxy, attorney or representative, an appointment will be taken to confer authority:
(1)	even though the instrument may refer to specific resolutions and may direct the proxy, attorney or representative how to vote on those resolutions, to do any of the acts specified in rule 22.5(c); and

(2)	even though the instrument may refer to a specific meeting to be held at a specified time or venue, where the meeting is rescheduled or adjourned to another time or changed to another venue, to attend and vote at the re-scheduled or adjourned meeting or at the new venue.
(c)	The acts referred to in rule 2205(b)(1) are:
(1)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(2)	to vote on any procedural motion, including any motion to elect the chairman, to vacate the chair or to adjourn the meeting; and

(3)	to act generally at the meeting.
22.6	Proxy not to vote if member attends and votes

The appointment of a proxy or attorney is not revoked by the appointor attending and taking part in the general meeting, but if the appointor votes on a resolution, the proxy or attorney is not entitled to vote, and must not vote, as the appointor’s proxy or attorney on the resolution.

22.7	Appointment of 2 proxies or attorneys

Where a member appoints 2 proxies or attorneys to vote at the same general meeting:
(a)	if the appointment does not specify the proportion or number of the member’s votes each proxy or attorney may exercise, each proxy or attorney may exercise half the member’s votes;

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(b)	on a show of hands, neither proxy or attorney may vote if more than one proxy or attorney attends; and

(c)	on a poll, each proxy or attorney may only exercise votes in respect of those shares or voting rights the proxy or attorney represents.
22.8	Vote by proxy valid despite intervening event
Unless written notice of the matter has been received at the company’s registered office (or at another place specified for lodging an appointment of a proxy or attorney for the meeting) at least 48 hours (or, in the case of an adjournment or postponement of a meeting, any lesser time that the directors or the chairman of the meeting decide) before the time for holding a meeting, adjourned meeting or poll, a vote cast by a proxy or attorney is valid even if, before the vote is cast:
(a)	a transmission event occurs to the member;

(b)	the member revokes the appointment of the proxy or attorney or revokes the authority under which a third party appointed the proxy or attorney; or

(c)	the member has issued a clarifying instruction under rule 22.3(c).
22.9	Validity of proxy at postponed meeting
Where authority is given to a proxy, attorney or representative concerning a meeting to be held on or before a specified date or at a specified place and that meeting is postponed to a later date or the meeting place is changed, the authority is taken to include authority to act at the re-scheduled meeting unless the member granting the authority gives the company notice to the contrary under rule 22.3(b).
23	Appointment and retirement of directors
23.1	Number of directors
The minimum number of directors is 3. The maximum number of directors is to be fixed by the directors, but may not be more than 13 unless the company in general meeting resolves otherwise. The directors must not determine a maximum which is less than the number of directors in office at the time the determination takes effect.
23.2	Director need not be a member
(a)	A director is not required to hold any shares in the company to qualify for appointment.

(b)	A director is entitled to attend and speak at general meetings and at meetings of the holders of a class of shares, even if he or she is not a member or a holder of shares in the relevant class.
23.3	Casual vacancies and additional directors
(a)	The directors may appoint any individual to be a director, either as an addition to the existing directors or to fill a casual vacancy, but so that the

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total number of directors does not exceed the maximum number fixed under this constitution.6
(b)	A director appointed by the directors under rule 23.3(a), who is not a managing director, holds office only until the conclusion of the next AGM following his or her appointment, and is eligible for election at that meeting.
23.4	Retirement and re-election of directors at AGM
(a)	No director who is not the managing director may hold office without re-election after 3 years or beyond the third AGM following the meeting at which the director was last elected or re-elected (whichever is the later).

(b)	If no director would otherwise be required (by rules 23.3(b) or 23.4(a)) to submit for election or re-election, the director to retire at the AGM is the director who has been longest in office since their last election or appointment. As between directors who were last elected or appointed on the same day, the one to retire must, unless they can agree among themselves, be decided by lot. A director retiring pursuant to this rule 23.4(b) is eligible for re-election.

(c)	If there is more than one managing director, only one of them, nominated by the directors, is entitled not to be subject to vacation of office under rule 23.3(b) or retirement under rule 23.4(a).

(d)	The company may by resolution at an AGM fill an office vacated by a director under rules 23.3(b), 23.4(a) or 23.5 by electing or re-electing an eligible person to that office.

If at a general meeting at which an election of directors ought to take place, no such election is made, the retiring directors or those retiring directors whose positions on the board have not been filled, may, if willing to act, continue in office until the next annual general meeting of the company.

(e)	The retirement of a director from office under this constitution and the re-election of the director or the election of another person to that office (as the case may be) takes effect at the conclusion of the meeting at which the retirement and re-election or election occur.

(f)	A person is eligible for election to the office of a director at a general meeting only if:
(1)	the person is in office as a director immediately before that meeting[7];

(2)	the person has been nominated by the directors for election at that meeting; or

[6]	Until the Commonwealth ceases to hold a majority of the voting shares in the company, this provision is subject to rule 5 of schedule 2 of this constitution.

[7]	This includes a director who was previously appointed:

(a)	by the directors and is eligible for election under rule 23.3(b); or

(b)	by members and is now retiring under rule 23.4.

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(3)	he or she has at least 45 business days and, in the case of a general meeting the directors have been duly requested by members under the Act to call, at least 30 business days but, in each case, no more than 90 business days (or such other period as may be stipulated for this purpose under the Listing Rules) before the meeting, given the company a notice signed by him or her stating his or her desire to be a candidate for election at that meeting.
(g)	A partner, employer or employee of an auditor of the company may not be appointed or elected as a director.
23.5	Vacation of office of director
In addition to the circumstances prescribed by the Act and this constitution, the office of a director becomes vacant if the director:
(a)	becomes of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health;

(b)	becomes bankrupt or insolvent or makes any arrangement or composition with his or her creditors generally;

(c)	is convicted on indictment of an offence and the directors do not within 1 month after that conviction resolve to confirm the director’s appointment or election (as the case may be) to the office of director;

(d)	fails to attend meetings of the directors for more than 3 consecutive months without leave of absence from the directors and a majority of the other directors have not, within 14 days of having been given a notice by the company secretary giving details of the absence, resolved that leave of absence be granted;

(e)	resigns by written notice to the company; or

(f)	being an executive director (including the managing director), ceases to be an employee of the company, unless determined otherwise by the directors.
24	Remuneration of directors
24.1	Remuneration must not exceed amount fixed by members
(a)	Each director (including the managing director, acting in his capacity as a director) is entitled to such remuneration from the company for his or her services as a director as the directors decide but the total amount provided to all directors for their services as directors must not exceed in aggregate in any financial year the amount fixed by the company in general meeting.[8]

[8]	As at 14 November 2006, the aggregate remuneration payable out of the funds of the company to non-executive directors for their services as directors, including their service on a committee of directors, is $2,000,000 per annum. This amount was approved by members at the annual general meeting held on 25 October 2005.

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(b)	For the purposes of rule 24.1(a) the amount fixed by the company as remuneration for a director includes any fees paid to a director for service on a committee of directors (unless the directors determine otherwise under rule 26.6(d)) but does not include any amount paid by the company or a related body corporate:
(1)	in the form of any insurance premium paid or agreed to be paid for a director under rule 30.8; or

(2)	under rule 24.3.
24.2	Form of remuneration
(a)	Remuneration under rule 24.1(a) may be provided in such manner that the directors decide, including by way of cash or non cash benefits, such as a contribution to a superannuation fund or the issue or grant of shares (subject to compliance with the Act, the Listing Rules and any other applicable laws).

(b)	The remuneration is taken to accrue from day to day.

(c)	The remuneration of a director (who is not a managing director or an executive director) must not include a commission on, or a percentage of, profits or operating revenue.
24.3	Payment for extra services and expenses
(a)	The directors are entitled to be paid all travelling and other expenses they incur in attending to the company’s affairs, including attending and returning from general meetings of the company or meetings of the directors or of committees of the directors.

(b)	If a director, with the concurrence of the directors, performs extra services or makes any special exertions for the benefit of the company, the directors may cause that director to be paid out of the funds of the company such special and additional remuneration as the directors decide is appropriate having regard to the value to the company of the extra services or special exertions.

(c)	If a director is also an officer of the company or of a related body corporate in a capacity other than director, any remuneration that director may receive for acting as that officer may be either in addition to or instead of that director’s remuneration under rule 24.1(a).
25	Directors may contract with the company and hold other offices
25.1	Disclosure of interest
(a)	The directors may make regulations requiring the disclosure of interests that a director, and any person deemed by the directors to be related to or associated with the director, may have in any matter concerning the company or a related body corporate. Any regulations made under this constitution bind all directors.

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(b)	No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a person fails to comply with any regulation made under rule 25.1(a).
25.2	Director may contract with the company
(a)	A director is not disqualified from contracting or entering into an arrangement with the company as vendor, purchaser or in another capacity, merely because the director holds office as a director or because of the fiduciary obligations arising from that office.

(b)	A contract or arrangement entered into by or on behalf of the company in which a director is in any way interested is not invalid or voidable merely because the director holds office as a director or because of the fiduciary obligations arising from that office.
25.3	Director not liable to account
A director who is interested in any arrangement involving the company is not liable to account to the company for any profit realised under the arrangement merely because the director holds office as a director or because of the fiduciary obligations arising from that office, provided that the director complies with the disclosure requirements applicable to the director under rule 25.1(a) and under the Act regarding that interest.
25.4	Director may hold other office of profit
(a)	A director may hold any other office or position (except auditor) in the company or any related body corporate in conjunction with his or her directorship and may be appointed to that office or position on terms (including remuneration and tenure) the directors decide.

(b)	A director may be or become a director or other officer of, or interested in, any related body corporate or any other body corporate, and, with the consent of the directors of the company, need not account to the company for any remuneration or other benefits the director receives as a director or officer of, or from having an interest in, that body corporate.
25.5	Director’s right to vote
(a)	A director who has an interest in a matter that is being considered at a meeting of directors may, despite that interest, vote, be present and be counted in a quorum at the meeting, unless that is prohibited by the Act. No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a director fails to comply with that prohibition.

(b)	The directors may exercise the voting rights given by shares in any corporation held or owned by the company in any way the directors decide. This includes voting for any resolution appointing a director as a director or other officer of that corporation or voting for the payment of remuneration to the directors or other officers of that corporation. A director may, if the law permits, vote for the exercise of those voting rights even though he or she is, or may be about to be appointed, a director or

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other officer of that other corporation and, in that capacity, may be interested in the exercise of those voting rights.
25.6	Director may affix seal notwithstanding interest
A director who is interested in any contract or arrangement may, despite that interest, witness the fixing of the seal to any document evidencing or otherwise connected with that contract or arrangement.
26	Powers of directors[9]
26.1	Directors have powers of the company
The directors are responsible for managing the business of the company and may exercise all powers and do all things that are within the company’s power and are not expressly required by the Act or this constitution to be exercised by the company in a general meeting.
26.2	Directors may exercise company’s power to borrow
The directors may exercise all the powers of the company:
(a)	to borrow or raise money in any other way;

(b)	to charge any of the company’s property or business or any of its uncalled capital; and

(c)	to issue debentures or give any security for a debt, liability or obligation of the company or of any other person.
26.3	Terms of debentures
Debentures or other securities may be issued on the terms and at prices decided by the directors, including bearing interest or not, with rights to subscribe for, or exchange into, shares or other securities in the company or a related body corporate or with special privileges as to redemption, participating in share issues, attending and voting at general meetings and appointing directors.
26.4	Execution of negotiable instruments
The directors may decide how cheques, promissory notes, banker’s drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as applicable, by or on behalf of the company.

[9]	The Minister may, after consultation with the board of directors, give written directions to the company in relation to the exercise of the company’s powers as appear to the Minister to be necessary in the public interest, subject to the Telstra Act (see section 9, Telstra Act) and Schedule 1, Part 3, clause 72 of the Telstra (Transition to Full Private Ownership) Act 2005 (Cth).

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26.5	Directors may appoint officer, attorney or agent
(a)	The directors may:
(1)	appoint or employ any person as an officer, agent or attorney of the company for the purposes, with the powers, discretions and duties (including powers, discretions and duties vested in or exercisable by the directors), for any period and on any other conditions they decide;

(2)	authorise an officer, agent or attorney to delegate any of the powers, discretions and duties vested in the officer, agent or attorney; and

(3)	remove or dismiss any officer, agent or attorney of the company at any time, with or without cause.
(b)	A power of attorney may contain any provisions for the protection and convenience of the attorney or persons dealing with the attorney that the directors decide.

(c)	Nothing in this rule 26 limits the general nature of rule 26.1.
26.6	Committees of directors
(a)	The directors may delegate any powers to a committee of directors.

(b)	A committee to which any powers have been delegated must exercise the powers delegated in accordance with any direction of the directors.

(c)	The provisions of this constitution applying to meetings and resolutions of directors apply, so far as they can and with any necessary changes, to meetings and resolutions of a committee of directors, except to the extent they are contrary to any direction given under rule 26.6(b).

(d)	The directors may resolve that membership of a committee of directors be treated as an extra service or special exertion performed by the directors for the purposes of rule 24.3(b).
26.7	Delegation to a director
(a)	The directors may delegate any of their powers to 1 director.

(b)	A director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.
26.8	Delegation to other persons
(a)	The directors may delegate any of their powers to an employee of the company or any other person.

(b)	A person to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.
26.9	Validity of acts
(a)	The exercise of the power by the delegate in accordance with rules 26.5, 26.6, 26.7 and 26.8 is as effective as if the directors had exercised it.

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(b)	An act done by a meeting of directors, a committee of directors or a person acting as a director is not invalidated by:
(1)	a defect in the appointment of a person as a director or a member of a committee; or

(2)	a person so appointed being disqualified or not being entitled to vote, if that circumstance was not known by the directors, committee or person when the act was done.
27	Proceedings of directors
27.1	Meetings of directors
The directors may meet together to attend to business and adjourn and otherwise regulate their meetings as they decide.
27.2	Calling meetings of directors
(a)	A director may, whenever the director thinks fit, call a meeting of the directors.

(b)	A secretary must, if requested by a director, call a meeting of the directors.
27.3	Notice of meetings of directors
(a)	Notice of a meeting of directors must be given to each person who is at the time the notice is given:
(1)	a director, except a director on leave of absence approved by the directors; or

(2)	an alternate director appointed under rule 28 by a director on leave of absence approved by the directors.
(b)	A notice of a meeting of directors:
(1)	must specify the time and place of the meeting;

(2)	need not state the nature of the business to be transacted at the meeting;

(3)	may, if necessary, be given immediately before the meeting;

(4)	may be given in person or by post or by telephone, fax or other electronic means; and

(5)	will be taken to have been given to an alternate director if it is given to the director who appointed that alternate director.
(c)	A director or alternate director may waive notice of a meeting of directors by giving notice to that effect in person or by post or by telephone, fax or other electronic means.

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(d)	Failure to give a director or alternate director notice of a meeting of directors does not invalidate anything done or any resolution passed at the meeting if:
(1)	the failure occurred by accident or inadvertent error; or

(2)	the director or alternate director attended the meeting or waived notice of the meeting (whether before or after the meeting).
(e)	A person who attends a meeting of directors waives any objection that person may have to a failure to give notice of the meeting.
27.4	Quorum at meetings of directors
(a)	No business may be transacted at a meeting of directors unless a quorum of directors is present at the time the business is dealt with.

(b)	Unless the directors decide differently, 3 directors constitute a quorum.

(c)	If there is a vacancy in the office of a director, the remaining directors may act. But, if their number is not sufficient to constitute a quorum, they may act only in an emergency or to increase the number of directors to a number sufficient to constitute a quorum or to call a general meeting of the company.
27.5	Meetings using technology
(a)	The contemporaneous linking together by telephone or other electronic means of a sufficient number of directors to constitute a quorum, constitutes a meeting of the directors. All the provisions in this constitution relating to meetings of the directors apply, as far as they can and with any necessary changes, to meetings of the directors by telephone or other electronic means.

(b)	A meeting by telephone or other electronic means is to be taken to be held at the place where the chairman of the meeting is or at such other place the chairman of the meeting decides on, as long as at least one of the directors involved was at that place for the duration of the meeting.

(c)	A director taking part in a meeting by telephone or other electronic means is to be taken to be present in person at the meeting.
If, before or during the meeting, any technical difficulty occurs whereby one or more directors cease to participate, the chairman may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting.
27.6	Chairman and deputy chairman of directors
(a)	The directors must elect a director to the office of chairman of directors and may elect one or more directors to the office of deputy chairman of directors. The directors may decide the period for which those offices will be held.

(b)	The chairman of directors is entitled (if present within 15 minutes after the time appointed for the meeting and willing to act) to preside as chairman at a meeting of directors.

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(c)	If at a meeting of directors:
(1)	there is no chairman of directors;

(2)	the chairman of directors is not present within 15 minutes after the time appointed for the holding of the meeting; or

(3)	the chairman of directors is present within that time but is not willing or declines to act as chairman of the meeting,

the deputy chairman (if any), if then present and willing to act, is entitled to be chairman of the meeting or if the deputy chairman is not present or is unwilling or declines to act as chairman of the meeting, the directors present must elect one of themselves to chair the meeting.
(d)	The chairman or deputy chairman (if any) may be removed from that office by a resolution of the directors of which not less that 14 days’ notice has been given to all the directors.

(e)	The office of chairman or deputy chairman is automatically vacated:
(1)	if the office of the director holding that position is vacated under rule 23.5; or

(2)	if the term of appointment of the director holding that position expires; or

(3)	if the chairman or deputy chairman (as the case may be) resigns that office by notice to the company.
27.7	Decisions of directors
(a)	The directors, at a meeting at which a quorum is present, may exercise any authorities, powers and discretions vested in or exercisable by the directors under this constitution.

(b)	Questions arising at a meeting of directors must be decided by a majority of votes cast by the directors present entitled to vote on the matter.

(c)	If the votes are equal on a proposed resolution, the chairman of the meeting has a casting vote, in addition to his or her deliberative vote.
27.8	Appointment of proxy
A director may attend and vote by proxy at a meeting of the directors if the proxy is a director, and has been appointed by writing by the appointor. Such an appointment may be general or for any particular meeting or meetings.
27.9	Written resolutions of directors
(a)	If:
(1)	at least 75% of the directors (other than any director on leave of absence approved by the directors, any director who disqualifies himself or herself from considering the resolution in question and any director who would be prohibited by the Act from voting on the resolution in question) sign or consent to a written resolution; and

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(2)	the directors who sign or consent to the resolution would have constituted a quorum at a meeting of directors held to consider that resolution, then the resolution is taken to have been passed by a meeting of the directors.
(b)	A director may consent to a resolution by:
(1)	signing the document containing the resolution (or a copy of that document);

(2)	giving to the company at its registered office a written notice (including by fax or other electronic means) addressed to the secretary or to the chairman of directors signifying assent to the resolution and either setting out its terms or otherwise clearly identifying them; or

(3)	telephoning the secretary or the chairman of directors and signifying assent to the resolution and clearly identifying its terms.
28	Alternate directors
28.1	Appointment and removal of alternate director
(a)	A director may, with the approval of a majority of the other directors, appoint a person to be the director’s alternate director for such period as the director decides.

(b)	An alternate director may, but need not, be a member or a director of the company.

(c)	One person may act as alternate director to more than 1 director.

(d)	The office of an alternate director is vacated if and when the appointee vacates office as a director.

(e)	The appointment of an alternate director may be terminated or suspended at any time by the appointee or by a majority of the other directors.

(f)	An appointment, or the termination or suspension of an appointment of an alternate director, must be in writing and signed and takes effect only when the company has received notice in writing of the appointment, termination or suspension.
28.2	Rights and powers of alternate directors
(a)	In the absence of the appointee, an alternate director may exercise any powers (except the power to appoint an alternate director) that the appointee may exercise.

(b)	An alternate director is entitled, if the appointee does not attend a meeting of directors, to attend and vote in place of and on behalf of the appointee.

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(c)	An alternate director is entitled to a separate vote for each director the alternate director represents in addition to any vote the alternate director may have as a director in his or her own right.
28.3	Alternate director is an officer of the company
An alternate director, when acting as a director, is responsible to the company for his or her own acts and defaults and is not to be taken to be the agent of the director by whom he or she was appointed.
28.4	Remuneration of alternate directors
An alternate director is not entitled to receive any remuneration as a director from the company otherwise than out of the remuneration of the director appointing the alternate director but is entitled to travelling, hotel and other expenses reasonably incurred for the purpose of attending any meeting of directors at which the appointee is not present.
28.5	Maximum number of directors and quorum
(a)	An alternate director is not to be taken into account in determining the minimum or maximum number of directors allowed or the retirement of directors under this constitution.

(b)	In determining whether a quorum is present at a meeting of directors, an alternate director who attends the meeting is to be counted as a director for each director on whose behalf the alternate director is attending the meeting.
29	Executive officers
29.1	Managing directors and executive directors
(a)	The directors may appoint one or more of the directors to the office of managing director or other executive director.

(b)	A managing director’s or other executive director’s appointment as an employee:
(1)	automatically terminates if the managing director or other executive director ceases to be a director; and

(2)	subject to the provisions of any contract with the company (which may not limit the operation of rule 23.5), is subject to the same provisions as to resignation and removal as the other directors.
(c)	A managing director or other executive director may be referred to by any title the directors decide on.
29.2	Secretary
The directors must appoint at least 1 secretary and may appoint additional secretaries.

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29.3	Provisions applicable to all executive officers
(a)	A reference in this rule 29.3 to an “executive officer” is a reference to a managing director, executive director or secretary appointed under this rule 29.

(b)	The appointment of an executive officer may be for the period, at the remuneration and on the conditions the directors decide.

(c)	The remuneration payable by the company to an executive officer must not include a commission on, or percentage of, operating revenue.

(d)	The directors may:
(1)	delegate to or give an executive officer any powers, discretions and duties they decide;

(2)	withdraw, suspend or vary any of the powers, discretions and duties given to an executive officer; and

(3)	authorise the executive officer to delegate any of the powers, discretions and duties given to the executive officer.
(e)	Unless the directors decide differently, the office of a director who is employed by the company or by a subsidiary of the company automatically becomes vacant if the director ceases to be so employed.

(f)	An act done by a person acting as an executive officer is not invalidated by:
(1)	a defect in the person’s appointment as an executive officer;

(2)	the person being disqualified to be an executive officer; or

(3)	the person having vacated office,
if the person did not know that circumstance when the act was done.
30	Indemnity and insurance
30.1	Indemnity as Officer of the company
(a)	The company indemnifies each Officer to the maximum extent permitted by law, out of the property of the company, against any liability the Officer may incur to another person as an officer of the company or of a related body corporate. This indemnity does not apply to a liability for legal costs.

(b)	The company indemnifies each Officer to the maximum extent permitted by law out of the property of the company, against any liability for legal costs the Officer may incur as an officer of the company or a related body corporate.

(c)	Rules 30.1(a) and 30.1(b) are separate and independent indemnities and one is not to be read down by reference to the other.

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30.2	Indemnity as director of an Outside Entity
(a)	This rule 30.2 applies to an Employee or Officer who is appointed a director of an Outside Entity at the request of the company.

(b)	The company indemnifies each Employee and Officer to the maximum extent permitted by law out of the property of the company, against any liability incurred by the Employee or Officer as a director or an alternate director of an Outside Entity as if that liability had been incurred in the capacity as an Officer.
30.3	Indemnity of Employee
Without limiting the scope of rule 30.2, the company may indemnify an Employee to the maximum permitted by law, out of the property of the company, against any liability the Employee may incur to another person in their capacity as an Employee.
30.4	Indemnity of Outside Officer
The company may indemnify an Outside Officer to the maximum extent permitted by law, out of the property of the company, against any liability the Outside Officer may incur to another person in their capacity as an Outside Officer.
30.5	Limit on indemnity
The indemnities in rules 30.1 to 30.4 do not operate in respect of any liability of the Officer to the extent that liability is covered by insurance.
30.6	Extent of indemnity
The indemnities in rules 30.1 and 30.2:
(a)	are enforceable without the Officer or Employee having to first incur any expense or make any payment;

(b)	are continuing obligations and are enforceable by the Officer or Employee even though the Officer or Employee may have ceased to be an Officer, Employee or a director of an Outside Entity; and

(c)	apply to liabilities incurred both before and after the adoption of this constitution.
30.7	Corporate Policy
The indemnities in rules 30.2 to 30.4 are subject to the provisions of any corporate policy made by the Chief Executive Officer from time to time for the purposes of those rules setting out the circumstances in which an indemnity will be granted by the company to an Officer, Employee or Outside Officer.
30.8	Insurance
The company may, to the extent permitted by law:
(a)	purchase and maintain insurance; or

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(b)	pay or agree to pay a premium for insurance,
for each Officer against any liability incurred by the Officer as an officer or employee of the company or of a related body corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.
30.9	Saving provisions
Nothing in rules 30.1 to 30.4 or 30.8:
(a)	affects any other right or remedy that a person to whom those rules apply may have in respect of any liability referred to in those rules;

(b)	limits the capacity of the company to indemnify or provide or pay for insurance for any person to whom those rules do not apply; or

(c)	limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into prior to the adoption of this constitution.
30.10	Deed
The company may enter into a deed with any Officer, Employee or Outside Officer to give effect to the rights conferred by this rule 30 or the exercise of a discretion under this rule 30 on such terms as the directors think fit provided that such terms are not inconsistent with this rule 30.
31	Winding up
31.1	Distributing surplus
Subject to this constitution and the rights or restrictions attached to any shares or class of shares:
(a)	if the company is wound up and the property of the company available for distribution among the members is more than sufficient to pay:
(1)	all the debts and liabilities of the company; and

(2)	the costs, charges and expenses of the winding up,
the excess must be divided:
(A)	in the first instance among the members in proportion to the number of shares held by them; and

(B)	after application in rule 31.1(a)(2)(A), among the members in proportion to the number of restricted securities held by them, irrespective of the amounts paid or credited as paid on the shares;
(b)	for the purpose of calculating the excess referred to in rule 31.1(a), any amount unpaid on a share is to be treated as property of the company;

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(c)	the amount of the excess that would otherwise be distributed to the holder of a partly paid share under rule 31.1(a) must be reduced by the amount unpaid on that share at the date of the distribution; and

(d)	if the effect of the reduction under rule 31.1(c) would be to reduce the distribution to the holder of a partly paid share to a negative amount, the holder must contribute that amount to the company.
31.2	Dividing property
(a)	If the company is wound up, the liquidator may, with the sanction of a special resolution:
(1)	divide amongst the members the whole or any part of the company’s property; and

(2)	decide how the division is to be carried out as between the members or different classes of members.
(b)	A division under rule 31.2(a) need not accord with the legal rights of the members and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part.

(c)	Where a division under rule 31.2(a) does not accord with the legal rights of the members, a member is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 of the Act.

(d)	If any of the property to be divided under rule 31.2(a) includes securities with a liability to calls, any person entitled under the division to any of the securities may, within 10 days after the passing of the special resolution referred to in rule 31.2(a), by written notice direct the liquidator to sell the person’s proportion of the securities and account for the net proceeds. The liquidator must, if practicable, act accordingly.

(e)	Nothing in this rule 31.2 takes away from or affects any right to exercise any statutory or other power which would have existed if this rule were omitted.

(f)	Rule 14 applies, so far as it can and with any necessary changes, to a division by a liquidator under rule 31.2(a) as if references in rule 14 to:
(1)	the directors were references to the liquidator; and

(2)	a distribution or capitalisation were references to the division under rule 31.2(a).
32	Inspection of and access to records
(a)	A person who is not a director does not have the right to inspect any of the board papers, books, records or documents of the company, except as provided by law, or this constitution, or as authorised by the directors, or by resolution of the members.

(b)	The company may enter into contracts with its directors or former directors agreeing to provide continuing access for a specified period after

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the director ceases to be a director to board papers, books, records and documents of the company which relate to the period during which the director or former director was a director on such terms and conditions as the directors think fit and which are not inconsistent with this rule 32.
(c)	The company may procure that its subsidiaries provide similar access to board papers, books, records or documents as that set out in rules 32(a) and 32(b).

(d)	This rule 32 does not limit any right the directors or former directors otherwise have.
33	Seals
33.1	Manner of execution
Without limiting the ways in which the company can execute documents under the Act and subject to this constitution, the company may execute a document if the document is signed by:
(a)	2 directors;

(b)	a director and a secretary;

(c)	any other person or persons authorised by the directors for that purpose; or

(d)	under seal.
33.2	Common seal
The company may have a common seal. If the company has a common seal, rules 33.3 to 33.7 apply.
33.3	Safe custody of seal
The directors must provide for the safe custody of the seal.
33.4	Using the seal
(a)	The common seal or duplicate seal may be affixed to a document only by authority of the directors or a committee of the directors authorised by the directors in that regard.

(b)	Subject to rule 33.7 and unless a different procedure is decided by the directors, if the company has a common seal, any document to which it is affixed must be signed by:
(1)	2 directors; or

(2)	by a director and a secretary; or

(3)	a director and another person appointed by the directors to countersign that document or a class of documents in which that document is included.

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33.5	Seal register
(a)	The company may keep a seal register and, on affixing the seal to any document (other than a certificate for securities of the company) may enter in the register particulars of the document, including a short description of the document.

(b)	The register, or any details from it that the directors require, may be produced at meetings of directors for noting the use of the seal since the previous meeting of directors.
33.6	Duplicate seals and certificate seals
(a)	The company may have 1 or more duplicate seals for use in place of its common seal outside the State or Territory where its common seal is kept. Each duplicate seal must be a facsimile of the common seal of the company with the addition on its face of the words “duplicate seal” and the name of the place where it is to be used.

(b)	A document sealed with a duplicate seal, or a certificate seal as provided in rule 33.7, is to be taken to have been sealed with the common seal of the company.
33.7	Sealing and signing certificates
The directors may decide either generally or in a particular case that the seal and the signature of any director, secretary or other person is to be printed on or affixed to any certificates for securities in the company by some mechanical or other means.
34	Notices
34.1	Method of service of notices on members
Without limiting any other way in which notice may be given to a member under this constitution, the Act or the Listing Rules, the company may give a notice or submit a document to a member by:
(a)	delivering it personally to the member;

(b)	sending it by prepaid post to the member’s address in the Register or any other address the member supplies to the company for giving notices; or

(c)	sending it by fax or other electronic means (including providing a URL link to any document or attachment) to the fax number or electronic address the member has supplied to the company for giving notices.
34.2	Notice to joint holders
The company may give a notice to the joint holders of a share by giving the notice in the way authorised by rule 34.1 to the joint holder who is named first in the Register for the share.

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34.3	Notification of address
A member whose registered address is not in Australia may specify in writing an address in Australia to be deemed the member’s registered address within the meaning of this rule 34.
34.4	Notice to member on transmission event
(a)	The company may give a notice to a person entitled to a share as a result of a transmission event by delivering it or sending it in the manner authorised by rule 34.1 addressed to the name or title of the person, to:
(1)	the address, fax number or electronic address that person has supplied to the company for giving notices to that person; or

(2)	if that person has not supplied an address, fax number or electronic address, to the address, fax number or electronic address to which the notice might have been sent if that transmission event had not occurred.
(b)	A notice given to a member under rules 34.1 or 34.2 is, even if a transmission event has occurred and whether or not the company has notice of that occurrence:
(1)	duly given for any shares registered in that person’s name, whether solely or jointly with another person; and

(2)	sufficiently served on any person entitled to the shares because of the transmission event.
(c)	A notice given to a person who is entitled to a share because of a transmission event is sufficiently served on the member in whose name the share is registered.
34.5	Notice to member who receives a transferred share
A person who, because of a transfer of shares, becomes entitled to any shares registered in the name of a member, is taken to have received every notice which, before that person’s name and address is entered in the Register for those shares, is given to the member complying with rule 34.1.
34.6	Notice by public display
Where a member does not have a registered address or where the company believes that member is not known at the member’s registered address, all notices are taken to be:
(a)	given to the member if the notice is exhibited in the company’s registered office for a period of 48 hours; and

(b)	served at the commencement of that period,
unless and until the member informs the company of the member’s address.
34.7	Execution of notice given to member
A signature to any notice given by the company to a member under this rule 34 may be printed or affixed by some mechanical or other means.

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34.8	Method of service of notices on directors
The company may give a notice or submit a document to a director or alternate director by:
(a)	delivering it personally to him or her;

(b)	sending it by prepaid post to his or her usual residential or business address, or any other address he or she has supplied to the company for giving notices; or

(c)	sending it by fax or other electronic means (including providing a URL link to any document or attachment) to the fax number or electronic address he or she has supplied to the company for giving notices.
34.9	Method of service of notice by directors on the company
A director or alternate director may give a notice to the company by:
(a)	delivering it to the company’s registered office;

(b)	sending it by prepaid post to the company’s registered office; or

(c)	sending it by fax or other electronic means to the principal fax number or electronic address at the company’s registered office.
34.10	Time of service
(a)	A notice from the company properly addressed and posted is taken to be served:
(1)	if it is a notice concerning a general meeting, at 10.00am on the day after the date it is posted; or

(2)	in any other case, at the time the letter would be delivered in the ordinary course of post.
(b)	A certificate signed by a secretary or officer of the company to the effect that a notice was duly posted under this constitution is conclusive evidence of that fact.

(c)	Where the company sends a notice by fax, the notice is taken as served at the time the fax is sent if the correct fax number appears on the facsimile transmission report produced by the sender’s fax machine.

(d)	Where the company sends a notice by electronic transmission, the notice is taken as served at the time the electronic transmission is sent.

(e)	Where the company gives a notice to a member by any other means permitted by the Act relating to the giving of notices and electronic means of access to them, the notice is taken as given at 10.00 am on the day after the date on which the member is notified that the notice is available.

(f)	Where a member or director sends a notice to the company by fax or electronic transmission, the notice is to be taken as served at the time the company receives the notice.

(g)	Where a given number of days’ notice or notice extending over any other period is required to be given, the day on which the notice is to be deemed served and, in case of a notice convening a meeting, the day on which the

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meeting is to be held, are to be excluded in calculating the number of days or other period.
34.11	Other communications and documents
Rules 34.1 to 34.10 (inclusive) apply, so far as they can and with any necessary changes, to serving any communication or document.
34.12	Written notices
A reference in this constitution to a written notice includes a notice given by fax or other electronic means. The signature to a written notice need not be handwritten.
35	General
35.1	Submission to jurisdiction
Each member submits to the non-exclusive jurisdiction of the Supreme Court of the State or Territory in which the company is taken to be registered for the purposes of the Act, the Federal Court of Australia and the courts which may hear appeals from those courts.
35.2	Prohibition and enforceability
(a)	Any provision of, or the application of any provision of, this constitution which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

(b)	Any provision of, or the application of any provision of, this constitution which is void, illegal or unenforceable in any place does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.

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Schedule 1 – Instalment Receipts, ESOP and Approved Nominator provisions
1	Definitions and interpretation
(a)	The definitions and interpretation provisions in rule 1.1 of this constitution apply to this schedule 1.

(b)	In this schedule 1, the following words have the following meanings:
Approved Nominator means a person whom the company permits to nominate more than two persons under this schedule 1;
Approved Nominee means a person on whose behalf an Approved Nominator holds shares or IRs;
ESOP Participant means a “Participating Employee” as defined in the trust deed relating to an ESOP Trust;
ESOP Register means the register of IR Holders kept in accordance with the trust deed relating to an ESOP Trust;
ESOP Trust means a trust established in relation to shares for the purposes of an employee share ownership plan or similar arrangement implemented by the company from time to time;
ESOP Trustee means Telstra ESOP Trustee Pty Ltd (ACN 080 180 285), Telstra Growthshare Pty Ltd or any other body carrying out the function of trustee under an ESOP Trust;
Final Instalment has the same meaning as in the IR Trust Deed;
IR means an instalment receipt issued by TIRT evidencing a beneficial interest in underlying shares;
IR Holder means the holder of an IR;
IR Register means the register of IR Holders kept in accordance with the IR Trust Deed;
IR Trust Deed means any trust deed between the Commonwealth and TIRT under which TIRT agrees to act as a “sale scheme trustee” within the meaning of the Telstra Act;
member means:
(1)	except as provided in paragraph (2), a person for the time being entered in the register as a member of the company; and

(2)	to the extent that rule 2 or rule 3 of this schedule 1 applies, for the purposes of any resolution to be passed by the company in general meeting and for the purposes of rules 1.1(i), 2.4(c), 4.3(b), 19.1(b)(2)(B), 19.2(a), 19.2(c)(2), 19.2(e), 19.3, 20.1, 20.2(c), 20.3, 20.4(a), 20.4(d), 20.4(j), 20.5(a)(1), 20.5(d), 21, 22.1, 22.3, 22.5, 22.6, 22.7, 22.8, 22.9, 23.4(f), 24.1, 32 and 34:

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(A)	a person, other than TIRT, an ESOP Trustee or an Approved Nominator, being entered in the register as a member of the company;

(B)	each IR Holder, other than an ESOP Trustee or an Approved Nominator, appointed, or whose nominee has been appointed as an attorney of TIRT under this schedule 1;

(C)	each ESOP Participant appointed, or whose nominee has been appointed, as an attorney of TIRT or an ESOP Trustee under this schedule 1; and

(D)	an Approved Nominee nominated by an Approved Nominator under this schedule 1, each of whom, in the case of paragraphs (B), (C) and (D) above, for the purposes of those rules shall be taken, in substitution for the person for the time being entered in the Register as a member of the company, to be the member holding the shares underlying the IRs held by them or on their behalf or holding the shares held on their behalf and also to be the member to whom those shares have been issued;
Register means the register of members kept in accordance with the Act, and where appropriate includes a branch register, the IR Register and the ESOP Register;
Registered Address means the address of:
(1)	a member as shown on the Register;

(2)	an IR Holder as shown on the IR Register;

(3)	an ESOP Participant as shown on the ESOP Register; and

(4)	any other person relevant for the purposes of this constitution which address has been given by TIRT to the directors; and
TIRT means any body carrying out the function of a “sale scheme trustee” within the meaning of the Telstra Act.
2	Appointment of attorneys by ESOP Trustee or Approved Nominator
To the extent permitted by law and as agreed between the company and an ESOP Trustee or between the company and an Approved Nominator, where an ESOP Trustee or an Approved Nominator is entered in the Register as a member of the company, it may at any time in writing and in a form acceptable to the directors, appoint as its attorney each ESOP Participant or Approved Nominee (as the case may be) or, where an ESOP Participant or Approved Nominee (as the case may be) so nominates for this purpose up to two other persons (or such greater number as the company may permit), such nominated persons to act as the ESOP Trustee’s or the Approved Nominator’s (as the case may be) attorney at all or any meetings of the company or of any class of members or for any other purpose specified by the ESOP Trustee or the Approved Nominator (as the case may be) for the purposes of this constitution, in respect of the shares held on behalf of each such ESOP Participant or Approved Nominee (as the case may be) at a

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time or times nominated by the ESOP Trustee or the Approved Nominator (as the case may be) (which time or times may be prior to a time determined by the convenor of the meeting to determine the holder of shares for the purposes of the relevant meeting).
3	Appointment of attorneys by TIRT
To the extent permitted by law and as agreed between the company and TIRT, where TIRT is entered in the Register as a member of the company it may at any time in writing and in a form acceptable to the directors, appoint as its attorney each IR Holder or, where an IR Holder so nominates for this purpose up to two other persons (or where the IR Holder is an ESOP Trustee or an Approved Nominator, such greater number of persons as the company may permit), such nominated persons to act as TIRT’s attorney at all or any meetings of the company or of any class of members or for any other purpose specified by TIRT for the purposes of this constitution, in respect of the shares underlying the IRs held by or on behalf of each such IR Holder at a time or times nominated by TIRT (which time or times may be prior to a time determined by the convenor of the meeting to determine the holder of shares for the purposes of the relevant meeting).
4	General
(a)	The power of appointment referred to in rules 2 and 3 of this schedule 1 is a power to appoint, without limitation, in general terms without identifying IR Holders, ESOP Participants, Approved Nominees or any of their nominees and whether before or after the relevant IR Holder, ESOP Participant, Approved Nominee or nominee becomes an IR Holder or ESOP Participant or Approved Nominee or nominee (as the case may be) and whether before or after any of the nominations referred to below are made.

(b)	A nomination referred to in rule 2 or 3 of this schedule 1:
(1)	must be in writing under the hand of the nominator or their attorney duly authorised in writing or, if the nominator is a body corporate, under its common seal or official seal or the hand of its attorney so authorised and may be in respect of more than one meeting; and

(2)	may be deposited with the company at its registered office before or after the appointment of an attorney under this schedule 1 except that, if it relates to a particular meeting of members, it must be deposited no later than 5pm on the date 2 business days before the day which has been fixed by the company as the last day for lodgement of proxies with the company in respect of that meeting.
(c)	For the avoidance of doubt, nothing in the definition of member in this schedule 1 prevents TIRT, an ESOP Trustee or an Approved Nominator from conferring powers which it would be able to confer on an attorney under this schedule 1 were it not for that definition.

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5	Foreign ownership restrictions – transitional provisions
(a)	Rule 11 does not apply to TIRT except as provided in this schedule 1, to shares registered in the name of TIRT.

(b)	At the time of the transfer of shares from TIRT to IR Holders, TIRT must notify the directors of all information held by it in relation to IR Holders (including information relating to the foreign ownership of IRs).

(c)	Each member agrees to the transfer of such information.

(d)	If an IR Holder has received a notice from TIRT requiring the IR Holder, or warning that the IR Holder may be required, to dispose of IRs, that IR Holder will be deemed to have received a warning notice or disposal notice (whichever is appropriate) pursuant to the Foreign Ownership Regulations in respect of the shares transferred to that IR Holder at the same time the IR Holder received the notice from TIRT.

(e)	Members do not need to comply with rule 11.3 in relation to the transfer of shares by TIRT to IR Holders following payment of the Final Instalment.
6	Payment to TIRT
For the purposes of this constitution, where shares are registered in the name of TIRT, the directors shall pay dividends, interest, or other amounts payable in cash by the company to a member or in respect of shares, in accordance with the directions of TIRT and the directors shall have no liability to TIRT in relation to such an amount if a cheque for the amount representing that payment is despatched by ordinary post as directed by TIRT or is despatched in any other way directed by TIRT.
7	IR Program
7.1	Directors may provide assistance
The directors may provide any assistance as they consider may be necessary or convenient in connection with the establishment and ongoing operation of a program concerning the issue of IRs including:
(a)	the despatch to IR Holders of distributions, notices, reports, information that TIRT reasonably requests the company to provide to IR Holders about the right of an IR Holder to nominate persons as attorneys of TIRT under this schedule 1, including the form of nomination, or to implement the IR Holder’s voting instructions to TIRT, and other information required by this constitution to be despatched to members;

(b)	the despatch to the depositary or custodian in respect of American Depositary Receipts relating to IRs, of a sufficient number of the distributions, notices, reports and information referred to in paragraph (a) above so that the depositary or custodian may despatch such materials to holders of those American Depositary Receipts; and

(c)	maintenance and update of a register in which is entered details of IR Holders.

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7.2	General meetings of members of the company
The company acknowledges and agrees that each IR Holder is:
(a)	entitled to attend and speak at a general meeting of the company’s members (or a class of members); and

(b)	entitled to a notice of general meeting, under rule 19.2(a), as if the IR Holder was a member of the company and rules 19.2 and 34 apply to the IR Holder, provided that, on the company’s request, TIRT has forwarded a copy of the IR Register to the company to facilitate the sending of the notice of general meeting to such IR Holders.

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Schedule 2 – Participation by the Commonwealth
1	Application of schedule
(a)	This schedule 2 applies until the “designated day” as defined in section 3 of the Telstra (Transition to Full Private Ownership) Act 2005 (Cth).

(b)	Despite rule 1.1(m) of this constitution, on the first date the Commonwealth ceases to hold a majority of the voting shares in the company, the members and the company agree that this schedule 2 will cease to form part of this constitution.

(c)	Where any provision of this schedule 2 is inconsistent with a provision in the constitution, this schedule prevails to the extent of such inconsistency.
2	Definitions and interpretation
The definitions and interpretation provisions in rule 1.1 of this constitution apply to this schedule 2.
In this schedule 2, the following words have the following meanings:
Commonwealth means the Commonwealth of Australia; and
Minister means any Minister of State of the Commonwealth administering Division 3 of Part 2 of the Telstra Act and includes any Minister of State of the Commonwealth or member of the Federal Executive Council for the time being acting on behalf of such a Minister.
3	Quorum rules regarding the Commonwealth
(a)	In relation to a general meeting of members held under rule 19.1 or a class meeting held under rule 4.3(a)(2) of this constitution, where the Commonwealth holds shares in that class of shares, the quorum required under rules 20.1(b) and 4.3(b)(1) must include a representative of the Commonwealth.

(b)	Rule 3(a) of this schedule 2 does not apply at an adjourned meeting if the Commonwealth received notice of the prior meeting (which was adjourned) and did not attend that meeting.
4	Representation of Commonwealth at meetings
(a)	The Minister may act as the Commonwealth’s representative at any meeting of the company or may authorise one or two persons to act as the Commonwealth’s representative at a particular meeting of the company. To be effective, an authorisation must:
(1)	be in writing and signed by the Minister and may not be in respect of more than one particular meeting;

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(2)	be received by the company at the registered office not less than 24 hours before the time appointed for that meeting. The authorisation may be sent to the company by post, fax or other electronic means; and

(3)	if two persons are authorised, specify that one person is authorised to act as the Commonwealth’s representative only in the absence or incapacity of the other person.
(b)	The Minister and any person authorised to act as the Commonwealth’s representative (in accordance with his or her authority and until revoked or otherwise lapsing) will be entitled to exercise all the powers conferred on the Commonwealth as a member or otherwise at a meeting, including the right to speak and vote at the meeting, to demand a poll or act generally as if the Commonwealth were present at the meeting.

(c)	For the purposes of rule 4(b) of this schedule 2, the revocation of an authorisation under rule 4(a) of this schedule 2 must be signed by the Minister.
5	Appointment of directors
The directors must consult with the Minister before appointing a director to fill a casual vacancy or as an additional director under rule 23.3(a) of this constitution.

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